                                                                    EXHIBIT 99.2

                          PENNZOIL-QUAKER STATE COMPANY
                           SAVINGS AND INVESTMENT PLAN

                    (As Amended and Restated January 1, 2001)

                          PENNZOIL-QUAKER STATE COMPANY
                           SAVINGS AND INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 2001)

                                      INDEX

                                                                                                               Page
                                                                                                               ----
ARTICLE I                  DEFINITIONS...........................................................................3

ARTICLE II                 ADMINISTRATION OF THE PLAN............................................................8
                  2.1      Allocation of Responsibility Among Fiduciaries for Plan
                           and Trust Administration..............................................................8
                  2.2      Appointment of Committee..............................................................8
                  2.3      Records and Reports...................................................................9
                  2.4      Other Committee Powers and Duties.....................................................9
                  2.5      Rules and Decisions..................................................................10
                  2.6      Committee Procedure..................................................................10
                  2.7      Authorization of Benefit Payments....................................................10
                  2.8      Payment of Expenses..................................................................11
                  2.9      Application and Forms for Benefits...................................................11
                  2.10     Committee Liability..................................................................11
                  2.11     Quarterly Statements.................................................................11
                  2.12     Annual Audit.........................................................................12
                  2.13     Funding Policy.......................................................................12
                  2.14     Allocation and Delegation of Committee Responsibilities..............................12

ARTICLE III                PARTICIPATION AND SERVICE............................................................13
                  3.1      Eligibility for Participation........................................................13
                  3.2      Notification of Eligible Employees...................................................13
                  3.3      Applications by Employees............................................................13
                  3.4      Service..............................................................................13
                  3.5      Break In Service.....................................................................14
                  3.6      Participation and Service Upon Re-Employment.........................................15
                  3.7      Transferred Members..................................................................15
                  3.8      Beneficiary Upon Death...............................................................16
                  3.9      Qualified Election...................................................................16
                  3.10     Penreco Employees....................................................................17
                  3.11     Qualified Military Service...........................................................17

ARTICLE IV                 CONTRIBUTIONS AND FORFEITURES........................................................18
                  4.1      Pre-Tax Contributions................................................................18
                  4.2      Employer Matching Contributions......................................................18
                  4.3      Employer Matching Contributions and Pre-Tax Contributions
                           to be Tax Deductible.................................................................19
                  4.4      Change of Elections and Suspension of Allotments.....................................19

                  4.5      Delivery to Trustee..................................................................19
                  4.6      Application of Funds.................................................................19
                  4.7      Disposition of Forfeitures...........................................................19
                  4.8      Rollover Accounts....................................................................20
                  4.9      Prior Plan Accounts..................................................................20

ARTICLE V                  MEMBER ACCOUNTS......................................................................22
                  5.1      Individual Accounts..................................................................22
                  5.2      Account Adjustments..................................................................22
                  5.3      Limitations on Contributions.........................................................22
                  5.4      Valuation of Trust Fund..............................................................27
                  5.5      Recognition of Different Investment Funds............................................27

ARTICLE VI                 VOLUNTARY WITHDRAWALS................................................................28
                  6.1      Withdrawal from After-Tax Contribution and Rollover
                           Accounts.............................................................................28
                  6.2      Withdrawal from Employer Contribution Account........................................28
                  6.3      Limitation on Withdrawals............................................................28
                  6.4      Withdrawal from Pre-Tax Contribution Account.........................................28
                  6.5      Hardship Withdrawals.................................................................28
                  6.6      Loans to Members.....................................................................29

ARTICLE VII                MEMBERS' BENEFITS....................................................................32
                  7.1      Retirement of Members on or after Retirement Date....................................32
                  7.2      Disability of Members................................................................32
                  7.3      Death of Members.....................................................................32
                  7.4      Other Termination of Service.........................................................32
                  7.5      Valuation Dates Determinative of Member's Rights.....................................34
                  7.6      Terminated After Change of Control...................................................34
                  7.7      In-Service Distributions.............................................................34

ARTICLE VIII               PAYMENT OF BENEFITS..................................................................35
                  8.1      Payment of Benefits..................................................................35
                  8.2      Presenting Claims for Benefits.......................................................39
                  8.3      Claims Review Procedure..............................................................40
                  8.4      Disputed Benefits....................................................................41

ARTICLE IX                 TRUST AGREEMENT; INVESTMENT FUNDS; INVESTMENT DIRECTIONS.............................42
                  9.1      Trust Agreement......................................................................42
                  9.2      Investment Funds.....................................................................42
                  9.3      Investment Directions of Members.....................................................43
                  9.4      Change of Investment Directions......................................................43
                  9.5      Benefits Paid Solely from Trust Fund.................................................43
                  9.6      Committee Directions to Trustee......................................................43
                  9.7      Authority to Designate Investment Manager............................................43

ARTICLE X                  ADOPTION OF PLAN BY OTHER ORGANIZATIONS; SEPARATION OF THE TRUST FUND; AMENDMENT
                           AND TERMINATION OF THE PLAN; DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND.......44
                  10.1     Adoptive Instrument..................................................................44
                  10.2     Separation of the Trust Fund.........................................................44
                  10.3     Voluntary Separation.................................................................45
                  10.4     Amendment of the Plan................................................................45
                  10.5     Acceptance or Rejection of Amendment by Employers....................................45
                  10.6     Termination of the Plan..............................................................46
                  10.7     Liquidation and Distribution of Trust Fund Upon
                           Termination..........................................................................47
                  10.8     Effect of Termination or Discontinuance of Contributions.............................47
                  10.9     Merger of Plan with Another Plan.....................................................47
                  10.10    Consolidation or Merger with Another Employer........................................48

ARTICLE XI                 MISCELLANEOUS PROVISIONS.............................................................49
                  11.1     Terms of Employment..................................................................49
                  11.2     Controlling Law......................................................................49
                  11.3     Invalidity of Particular Provisions..................................................49
                  11.4     Non-Alienation of Benefits...........................................................49
                  11.5     Payments in Satisfaction of Claims of Members........................................49
                  11.6     Payments Due Minors and Incompetents.................................................50
                  11.7     Impossibility of Diversion of Trust Fund.............................................50
                  11.8     Evidence Furnished Conclusive........................................................50
                  11.9     Copy Available to Members............................................................50
                  11.10    Unclaimed Benefits...................................................................50
                  11.11    Headings for Convenience Only........................................................51
                  11.12    Successors and Assigns...............................................................51

ARTICLE XII                TOP-HEAVY PLAN REQUIREMENTS..........................................................52
                  12.1     General Rule.........................................................................52
                  12.2     Vesting Provisions...................................................................52
                  12.3     Minimum Contribution Percentage......................................................52
                  12.4     Limitation on Compensation...........................................................53
                  12.5     Coordination With Other Plans........................................................53
                  12.6     Distributions to Certain Key Employees...............................................53
                  12.7     Determination of Top-Heavy Status....................................................54

ARTICLE XIII               TESTING OF CONTRIBUTIONS.............................................................58
                  13.1     Definitions..........................................................................58
                  13.2     Actual Deferral Percentage...........................................................59
                  13.3     Actual Deferral Percentage Limits....................................................60
                  13.4     Reduction of Pre-Tax Contribution Rates by Leveling
                           Method...............................................................................60
                  13.5     Increase in Pre-Tax Contribution Rates...............................................61
                  13.6     Excess Pre-Tax Contributions.........................................................61

                  13.7     Contribution Percentage..............................................................62
                  13.8     Contribution Percentage Limits.......................................................63
                  13.9     Treatment of Excess Aggregate Contributions..........................................63
                  13.10    Multiple Use of Alternative Limitation...............................................65

                          PENNZOIL-QUAKER STATE COMPANY
                           SAVINGS AND INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 2001)

                                    RECITALS

                  Pennzoil Company, a Delaware corporation ("Pennzoil"), established the Pennzoil Company Savings and Investment Plan (the "Superceded Plan"), effective December 20, 1986, for the benefit of its eligible employees and the eligible employees of certain other corporations which could adopt the Superceded Plan.

                  As part of the Superceded Plan, Pennzoil established a trust, effective December 20, 1986, to hold and administer funds contributed under the Superceded Plan for the exclusive benefit of participants and beneficiaries thereunder. Effective as of January 1, 1989, the Board of Directors of Pennzoil authorized the amendment, restatement and continuation of the Superceded Plan to comply with the provisions of the Tax Reform Act of 1986 and to make certain other changes therein, including changes relating to investment fund alternatives and employee loans, effective January 1, 1994.

                  Effective as of December 30, 1998 (the "Distribution Date") Pennzoil consolidated its motor oil, refined products and fast lube operations under Pennzoil Products Company ("PPC"), spun-off PPC, renamed PPC "Pennzoil-Quaker State Company" (the "Company") and merged the Company's wholly owned subsidiary, "Merger-Sub" into Quaker State Corporation (the "Merger") with Quaker State Corporation surviving as a wholly owned subsidiary of the Company. Concurrent with the Merger, the Board of Directors of Pennzoil also authorized the transfer of the accounts of those former employees of Pennzoil who as of January 1, 1999 became employees of the Company from the trust for the Superceded Plan to the trust established under the terms of the Pennzoil-Quaker State Company Savings and Investment Plan (the "Prior Plan").

                  Effective as of January 1, 2001 (the "Effective Date"), the Board of Directors of the Company authorized the amendment and restatement of the Prior Plan and the merger of the Pennzoil-Quaker State Company Thrift and Stock Purchase Plan, the Medo Industries, Inc. Profit Sharing and 401(k) Plan and the Axius Auto Shade Inc. 401(k) Profit Sharing Plan (collectively the "Merged Plans") into the Prior Plan as amended and restated.

                  As part of the Plan, the Company also established a trust as of the Effective Date to hold and administer the funds transferred from the Prior Plan and the Merged Plans and funds contributed under this Plan for the exclusive benefit of participants and beneficiaries hereunder. It is intended that said trust shall form a part of the Plan set forth herein.

                  There shall be no termination and no gap or lapse in time or effect between the Prior Plan, the Merged Plans and this Plan, and the existence of a qualified plan shall be uninterrupted. The provisions of this Plan shall apply to a Member who terminates Service on or after January 1, 2001. The rights and benefits, if any, of a former employee shall be determined in accordance with the provisions of the applicable Prior Plan or Merged Plan in effect on the date his employment terminated.

                  The purpose of this Plan is to encourage employees to save, and invest systematically, a portion of their current compensation in order that they may have an additional source of income upon their retirement, disability, or for their family in the event of their death. The benefits provided hereunder will be in addition to benefits employees are entitled to receive under any other employee benefit programs of the Company and under the Federal Social Security Act.

                  This Plan and its related trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, and of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

NOW, THEREFORE, Pennzoil-Quaker State Company hereby authorizes the merger, amendment and restatement of the Pennzoil-Quaker State Company Savings and Investment Plan as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

                  Account: Collectively, the accounts maintained for each Member pursuant to Section 5.1.

                  Affiliate: A corporation or other trade or business which is not an Employer under this Plan but which, together with the Company, is under common control within the meaning of Code Section 414(b) or (c); any organization (whether or not incorporated) which together with the Company, is a member of an affiliated service group within the meaning of Code Section 414(m); and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

                  After-Tax Contribution Account: The separate account maintained for a Member to record his After-Tax Contributions to the Prior Plan or a Merged Plan and adjustments relating thereto.

                  After-Tax Contributions: The amount of after-tax contributions contributed by a Member pursuant to the provisions of the Prior Plan or a Merged Plan.

                  ARU: Automatic Response Unit.

                  Beneficiary: A Member's surviving spouse, or if no surviving spouse exists or if a qualified election has been made pursuant to Section 3.9, such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to benefits hereunder following a Member's death.

                  Board of Directors: The board of directors of the Company.

                  Change of Control: For purposes of this Plan, a Change of Control of the Company shall conclusively be deemed to have occurred (i) if the Board of Directors of the Company determines by resolution that a change in control which has the reasonable likelihood of depriving key employees of benefits they otherwise would have earned, by depriving key employees of the opportunity to fulfill applicable service, age or other prerequisites to benefits has occurred, or (ii) upon the occurrence of an event specified for such purposes as a change in control by resolution of the Board of Directors adopted not more than 60 days prior to the occurrence of such event which has the reasonable likelihood of depriving key employees of benefits they otherwise would have earned, by depriving key employees of the opportunity to fulfill applicable service, age or other prerequisites to benefits. The Effective Date of a Change of Control shall be (x) in the case of such a Change in Control described as specified in clause (i) of the preceding sentence, the date (not more than 30 days prior to the date on which the Board of Directors makes the determination) the Board of Directors determines as the date on which the

Change of Control has occurred, or (y) in the case of such a Change in Control determined as specified in clause (ii) of the preceding sentence, the date of occurrence of the event specified by the Board of Directors as constituting such Change in Control.

                  Code: The Internal Revenue Code of 1986, as now in effect or hereafter amended, or the corresponding provisions of any future Federal internal revenue law.

                  Committee: The Administrative Committee of the Employee Benefit Plans appointed by the Company to act as administrator of the Plan and to perform the duties described in Article II.

                  Company: Pennzoil-Quaker State Company, a Delaware corporation, and its successors.

                  Company Stock: The common stock of the Company.

                  Compensation: The total compensation of an Employee as stated in the payroll records of the Employer, including salary, wages, commissions and any amounts paid for time served over the basic work week, or paid as bonuses, severance pay (but only if paid in normal bi-weekly installments), or as other special pay (other than foreign service premium, hardship allowance or non-incentive types of payments for foreign employment) and including any amounts by which a Member's normal remuneration is reduced pursuant to a voluntary salary reduction plan qualified under Section 125 of the Code or a cash or deferred arrangement qualified under Section 401(k) of the Code; provided, however, that the Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $170,000 (or such adjusted amount as provided under Code Section 401(a)(17)). Notwithstanding anything herein to the contrary, effective May 3, 2001 severance pay is excluded from the definition of Compensation, other than that bi-weekly severance pay being provided as of May 3, 2001 or that bi-weekly severance pay to be provided in the future to those employees who prior to May 3, 2001 were terminated or were covered under an agreement related to termination that provides for participation in the Plan during a severance period and those employees who terminate employment because of the sale of the Atlas facility in Shreveport, Louisiana. If an Employee is employed by more than one Employer, his Compensation shall be the aggregate compensation received from the Employers. The Compensation which shall be determinative under Article V shall be that for the 12-month period ending on the Annual Valuation Date. The Compensation of a Member as reflected on the books and records of his Employer shall be conclusive.

                  Contribution: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by an Employer and any After-Tax Contributions made by the Member pursuant to Section 4.3. Contributions by the Employer shall sometimes be referred to as "Pre-Tax Contributions" and "Employer Matching Contributions," as specified under Sections 4.1 and 4.2 hereof.

                  Effective Date: January 1, 2001.

                  Eligible Members: For purposes of determining the Members on whose behalf Employer Matching Contributions shall be made under Section 4.2, Eligible Members shall include Employees of the Employer who were Members in the Plan during the applicable calendar month, including those who terminated Service prior to the end of such month for any reason and those who were transferred to an Affiliate or to another Employer (either as an Employee or to an employment classification which is not covered by this Plan) prior to the end of the applicable month.

                  Employee: Any person who, on or after the Effective Date, is receiving remuneration for personal services (or would be receiving such remuneration except for an authorized leave of absence) as an employee of an Employer. Notwithstanding anything herein to the contrary, the term "Employee" excludes any person who performs services for an Employer pursuant to an arrangement wherein the person is designated as a consultant or independent contractor, or any leased employee. For purposes of this section, the term "leased employee" means any person who is not employed by an Employer but who provides services performed under the primary direction or control of the Employer and pursuant to an agreement between the Employer and a third party.

                  Employer: Any organization which shall adopt this Plan pursuant to the provisions of Article X, and the successors, if any, to such organization.

                  Employer Contribution Account: The account maintained for a Member to record his share of the Employer Matching Contributions and adjustments relating thereto.

                  Entry Date: The beginning of the first payroll period of the Employer coincident with or next following an Employee's completion of one year of Continuous Service for an Employer.

                  ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  Forfeiture: The portion of a Member's Employer Contribution Account which is forfeited because of termination of Service before full vesting pursuant to Section 7.4.

                  Income of the Trust Fund: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions and expenses paid from the Trust Fund, excluding, however, any such amounts attributable to the Devon Energy Corporation or Newmont Mining Corporation common stock held in a Member's Account.

                  Investment Fund: Any of the investment funds comprising the Trust Fund, as described in Section 9.2.

                  Member: An Employee who, pursuant to the provisions of Article III, has met the eligibility requirements for participation in this Plan and is participating in the Plan.

                  Merged Plan: The Pennzoil-Quaker State Company Thrift and Stock Purchase Plan, the Medo Industries, Inc. Profit-Sharing and 401(k) Plan and the Axius Auto Shade Inc. 401(k) Profit Sharing Plan.

                  Plan: The Pennzoil-Quaker State Company Savings and Investment Plan, set forth herein, and as hereafter amended from time to time.

                  Plan Quarter: The three-month period commencing on January 1, April 1, July 1 and October 1 of each Plan Year.

                  Plan Year: The 12-month period commencing on January 1 and ending on December 31.

                  Pre-Tax Contribution Account: The account maintained for a Member to record his Pre-Tax Contributions to the Plan and adjustments relating thereto.

                  Pre-Tax Contributions: The amount contributed pursuant to the Member's deferral election by the Employer in accordance with Section 4.1.

                  Prior Plan: The Pennzoil Company Savings and Investment Plan, as established effective January 1, 1999.

                  Prior Plan Account: The account maintained for a Prior Plan Member to record all full shares of Devon Energy Corporation common stock, Newmont Mining Corporation common stock (and cash in lieu of fractional shares) and any Pennzoil-Quaker State Company common stock held for the benefit of a Prior Plan Member pursuant to the provisions of the Prior Plan and transferred to this Plan pursuant to Section 4.10, as well as adjustments relating thereto.

                  Prior Plan Member: Any person who is (i) in the employment of an Employer on January 1, 2001 and was, on December 31, 2000 included in and covered by the Prior Plan or by a Merged Plan. A Prior Plan Member shall also be the beneficiary, spouse or estate representative of a Prior Plan Member who died or who was receiving or entitled to receive benefits under a Prior Plan.

                  Retirement Date: The 55th birthday of a Member; provided, however, that the Retirement Date of a former participant in the Medo Industries, Inc. Profit Sharing and 401(k) Plan is the Member's 55th birthday.

                  Rollover Account: The account maintained for a Member to record his Rollover Amount and adjustments relating thereto.

                  Rollover Amount: One or more distributions to an Employee of all or any portion of the balance to the credit of an Employee in a qualified trust; except that such term shall not include (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (1) for the life (or life expectancy of the employee or the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or (2) for a specified period of ten years or more, and (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

                  Service: For purposes of determining an Employee's eligibility to participate in the Plan under Section 3.1 and for determining a Member's vested percentage in his Employer Contribution Account under Section 7.4, an Employee's or Member's period of employment with an Employer or Affiliate as determined in accordance with Section 3.4.

                  Trust Agreement: The Trust Agreement provided for in Article IX, as amended from time to time.

                  Trust Fund: The Investment Funds held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

                  Trustee: The trustee under the Trust Agreement.

                  Valuation Date: Any date on which the United States financial markets are open and any date on which the value of the assets of the Trust Fund is determined by the Trustee pursuant to Section 5.4. The last business day of each calendar month shall be the "Monthly Valuation Date," the last day of each Plan Quarter shall be the "Quarterly Valuation Date," and the last day of December of each Plan Year shall be the "Annual Valuation Date."

                  Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

         2.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust
Administration: The Employers, the Investment Committee (said Investment Committee, as designated pursuant to the terms of the Trust Agreement, being hereinafter referred to as the "Investment Committee"), the Committee and the Trustee (hereinafter collectively referred to as the "Fiduciaries") shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, each Employer shall have the sole responsibility for making the contributions provided for under Sections 4.1 and 4.2. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the members of the Committee and Investment Committee, and to amend or terminate, in whole or in part, this Plan or the Trust Agreement. The Investment Committee shall have the sole responsibility to establish and carry out the funding policy and method of the Plan insofar as such funding policy and method involves the investment of Plan assets, to appoint and remove any Investment Manager which may be provided for under the Trust Agreement and to monitor the performance of the Trustee and any such Investment Manager, which responsibilities are specifically described in the Trust Agreement. The Committee shall have the sole responsibility to administer the Plan, which responsibilities are more specifically described in this Plan and the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the Trust Fund, except to the extent that the authority to manage, acquire and dispose of assets of the Trust Fund is delegated to an Investment Manager, all as more specifically provided in the Trust Agreement. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         2.2 Appointment of Committee: The Plan shall be administered by a Committee consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board of Directors, which Committee shall serve in the capacity of the "plan administrator" within the meaning of Section 404 of ERISA. The members of the Committee shall not receive compensation with respect to their services for the Committee. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the Trust Fund. The Company shall pay the premiums on any bond secured for the performance of the duties of the Committee members described hereunder. The Company shall be entitled to reimbursement by other

Employers for their proportionate shares of any such costs paid in whole or in part by the Company.

         2.3 Records and Reports: The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and any governmental regulations issued thereunder relating to records of Members' Service, Account balances, the percentage of such Account balances which are non-forfeitable under the Plan, and notifications to Members. The Committee shall file or cause to be filed with the appropriate office of the Internal Revenue Service and the Department of Labor all reports, returns, notices and other information required of plan administrators under ERISA, including, but not limited to, the summary Plan description, annual reports and amendments thereof. The Committee shall make available to Members and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.

         2.4 Other Committee Powers and Duties: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

                  (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) To prescribe procedures to be followed by Members or Beneficiaries filing applications for benefits;

                  (c) To receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;

                  (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                  (e) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (f) To give written directions to the Trustee, on behalf of Members, as to the investment and reinvestment of the Trust Fund;

                  (g) To receive and review reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee and any Investment Manager, and to transmit such reports, along with its findings and recommendations surrounding the investment performance of the Trust Fund, to the Investment Committee;

                  (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel; and

                  (i) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Retirement Board shall deem necessary and proper to effectuate the Plan for the greatest benefit of all the parties interested in the Plan.

The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

         2.5 Rules and Decisions: The Committee may adopt such rules for the administration of the Plan as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The judgment of the Committee and each member thereof on any question arising hereunder shall be binding, final and conclusive on all parties concerned. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Member or Beneficiary, the Employer, the legal counsel of the Employer or the Trustee.

         2.6 Committee Procedure: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a member of the Committee, and shall advise the Trustee of such actions in writing. The secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions taken in writing without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act. The Committee shall designate one of its members as agent of the Plan and of the Committee for service of legal process at the principal office of the Company.

         2.7 Authorization of Benefit Payments: Except with respect to loans, as described in Section 6.6, the Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. Alternatively, the Committee, in its sole discretion may authorize that in-service withdrawals, as further described in Sections 6.1, 6.2 and 6.3 herein, may be made upon request of the Member through a voice response system. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.

         2.8 Payment of Expenses: All expenses incident to the administration, termination or protection of the Plan and Trust Fund, including, but not limited to, legal, accounting, Investment Manager and Trustee fees, shall be paid by the Company, which may require reimbursement from the other Employers for their proportionate shares, or, if not paid by the Company, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund.

         2.9 Application and Forms for Benefits: The Committee may require an Employee or Member to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely on such information so furnished it, including the Employee's or Member's current mailing address.

         2.10 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

         2.11 Quarterly Statements: As soon as practicable after each Quarterly Valuation Date, the Committee shall prepare and deliver to each Member a written or electronic statement showing as of that Quarterly Valuation Date:

                  (a) The balance in his Account in the Trust Fund as of the preceding Quarterly Valuation Date;

                  (b) The amount of Employer Matching Contributions allocated to his Employer Contribution Account and the amount of his Pre-Tax and After-Tax Contributions for the Plan Quarter ending on such Quarterly Valuation Date;

                  (c) The adjustments to his Account to reflect his share of income and expenses of the Trust Fund and appreciation or depreciation in Trust Fund assets during the Plan Quarter ending on such Quarterly Valuation Date;

                  (d) The new balance in his Account as of that Quarterly Valuation Date; and

                  (e) Such information as the Committee deems appropriate to advise him of his relative interests in each Investment Fund as of the preceding Quarterly Valuation Date and the current Quarterly Valuation Date.

         2.12 Annual Audit: The Committee shall engage, on behalf of all Members, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of this Plan and Trust Fund and of other books and records of this Plan and Trust Fund as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Department of Labor or furnished to each Member are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are certified by the preparer as accurate and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

         2.13 Funding Policy: The Investment Committee shall, at a meeting duly called for such purpose, establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Investment Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Investment Committee shall endeavor to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. All actions of the Investment Committee taken pursuant to this Section and the reasons therefor shall be recorded in the minutes of meetings of the Investment Committee and shall be communicated to the Trustee, any investment manager who may be managing a portion or all of the Trust Fund in accordance with the provisions of the Trust Agreement, the Administrative Committee and the Board of Directors.

         2.14 Allocation and Delegation of Committee Responsibilities: Upon the approval of a majority of the members of the Committee, the Committee may (i) allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan and Trust Agreement and/or (ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan and Trust Agreement. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.

                                   ARTICLE III

                            PARTICIPATION AND SERVICE

         3.1 Eligibility for Participation: Each Employee in active Service as of the Effective Date who was a Prior Plan or Merged Plan Member shall be eligible to become a Member of this Plan as of the Effective Date. Except as herein provided, each other Employee (i) who is compensated on a salaried basis or (ii) who is not represented by a collective bargaining agreement but is compensated on an hourly basis as a packaging plant employee, a truck driver, SBU employee or a technician at the Woodlands Technology Company shall be eligible to commence participation on the Effective Date or the first Entry Date thereafter coincident with or next following his completion of one year of continuous Service. The following Employees or individuals shall not be eligible to become a Member of this Plan: any Employee or former employee of Quaker State Corporation who terminated or terminates employment under the terms of a Quaker State Corporation severance plan; any Employee of any Canadian subsidiaries including Quaker State, Inc. and Valley Camp, Inc.; and any Employee employed on an hourly basis. An Employee who does not participate in the Plan when he first becomes eligible may commence such participation on any Entry Date thereafter, provided he is otherwise eligible hereunder. Notwithstanding anything herein to the contrary, individuals not treated as common law employees by the Company on the Company's payroll records are to be excluded from participation in the Plan even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

         3.2 Notification of Eligible Employees: The Committee, which shall be the sole judge of the eligibility of an Employee to participate under the Plan, shall notify each Employee of his initial eligibility to participate in the Plan.

         3.3 Applications by Employees: Each Employee who shall become eligible to become a Member under the Plan, and who shall desire so to become a Member, shall enroll in the Plan by ARU, the Internet or through a Plan representative and shall (i) designate the amount of his Pre-Tax Contributions to the Plan,
(ii) agree to be bound by the terms and conditions of the Plan and (iii) authorize payroll deductions for his Pre-Tax Contributions.

         3.4 Service: An Employee's or Member's period of Service shall be determined in accordance with the following:

                  (a) Service Prior to the Effective Date: An Employee or Member shall accrue Service under this Plan for participation and vesting purposes for periods of service credited to such Employees under the Prior Plan and the Merged Plan.

                  (b) Service After the Effective Date: From and after the Effective Date, the term Service shall mean all of an Employee's or Member's years, months and days of active employment on or after the Effective Date with an Employer or Affiliate, including periods includable under Section 3.6(b) and periods of absence:

                           (i) Due to accident or sickness so long as the person
                  is continued on the employment rolls of the Employer or Affiliate and remains eligible to return to work upon his recovery;

                           (ii) In the service of the Armed Forces of the United
                  States (but if such absence is not pursuant to orders issued by the Armed Forces of the United States, only if with the consent of the Employer or Affiliate); and

                           (iii) Due to an authorized leave of absence granted
                  by the Employer or Affiliate for any other purpose approved by the Board of Directors in accordance with established practices of the Employer or Affiliate, consistently applied in a non-discriminatory manner in order that all employees under similar circumstances shall be treated alike.

                           An Employee's or Member's Service shall commence (or recommence) on the date he first performs an "hour of service" within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1) for an Employer or Affiliate. All periods of Service shall be aggregated so that a one-year period of Service shall be completed as of the date the Employee or Member completes 12 months of Service (30 days shall be deemed to be a month in the case of the aggregation of fractional months), or 365 days of Service.

                           Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n).

                  (c) Termination of Service: A period of Service of an Employee or Member shall terminate on the date of the first to occur of (i) his retirement or death, (ii) his quitting or discharge, (iii) his deemed date of termination of employment pursuant to his failure to return to work upon the expiration of such an authorized leave of absence or (iv) one year from the date the Employee or Member is absent from active employment for any reason other than retirement, quitting, discharge, authorized leave of absence or death. For purposes of clause (iii) immediately above, an Employee's or Member's deemed date of termination shall be the earlier of (A) the expiration date of such authorized leave of absence and (B) one year from the date such authorized leave of absence commenced.

         3.5 Break In Service: For purposes of the Plan, a "Break In Service" shall occur upon the expiration of the 12 consecutive month period next following an Employee's or Member's termination of Service (as determined in accordance with the provisions of Section 3.4(c) hereof), unless such Employee or Member sooner recommences Service with an Employer or Affiliate.

                  Solely for purposes of determining whether a Break In Service has occurred for participation and vesting purposes under this Plan, the Service of an individual who is absent from work for maternity or paternity reasons shall not terminate until the expiration of 2 years after the date such absence commenced. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         3.6 Participation and Service Upon Re-Employment: Upon the re-employment of any person on or after the Effective Date who had previously been employed by an Employer or Affiliate, the following rules shall apply in determining his eligibility for participation under Section 3.1 and his Service under Section 3.4:

                  (a) Participation: If the re-employed person was not a Member during his prior period of Service, he must meet the requirements of
         Section 3.1 for participation in the Plan as if he were a new Employee. If the re-employed person was a Member in the Plan during his prior period of Service, he shall be entitled to recommence participation as of the date of his re-employment, and may also be entitled to a reinstatement of the amount previously forfeited from his prior Employer Contribution Account as provided in Section 7.4.

                  (b) Service: Any Service attributable to his prior period of Service shall be reinstated as of the date of his re-employment but only for purposes of vesting under Section 7.4. In addition, in the event an Employee or Member recommences Service with an Employer or Affiliate prior to incurring a Break In Service, the period of his interim absence shall also constitute Service for purposes of Section 7.4.

         3.7 Transferred Members: If a Member is transferred to an Affiliate, or to an employment classification with an Employer which is not covered by this Plan, his participation shall be suspended until he is subsequently re-employed by an Employer in an employment classification covered by the Plan; provided, however, that during such suspension period (i) such Member shall be credited with Service in accordance with Section 3.4, (ii) he shall not be entitled or required to make Contributions under Section 4.1 or 4.3, (iii) his Employer Contribution Account shall receive no Employer Contribution allocations except to the extent provided in Sections 4.2 and 5.2 and (iv) his Account shall continue to share proportionately in Income of the Trust Fund as provided in
Section 5.2. If an Employee is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Member under Section 3.1 and for purposes of vesting under Section 7.4.

                  In the event an employee of an Affiliate is transferred to employment with an Employer in an employment classification covered by this Plan and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as this Plan in which the employee was a participant immediately preceding his transfer, such employee's account balance in a domestic Affiliate's defined contribution plan qualified under Section 401(a) of the Code, determined on the valuation date coincident with or next following the date of the employee's transfer, will, subject to the approval of the Committee, be transferred to the Trust Fund held under this Plan and allocated among the Investment Funds in accordance with the provisions of Section 9.3 hereof. In the event a Member under this Plan is transferred to employment with an Affiliate and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as this Plan in which the Member will be eligible to participate as an employee of such Affiliate, such Member's account balances in this Plan, determined as of the valuation date coincident with or next following the date of the Member's transfer, will, subject to the approval of the plan administrator of the Affiliate's plan, be transferred to such plan and allocated between the investment funds held thereunder in accordance with the provisions thereof. For purposes of this paragraph, all references to "Affiliate" shall include employment classifications with an Employer.

         3.8 Beneficiary Upon Death: Upon the death of a Member, his Account shall be distributed to the Member's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to Section 3.9, to the Beneficiary or Beneficiaries designated by the Member in a written designation filed with his Employer, or if no such designation shall have been so filed, to his estate. No designation of any Beneficiary other than the Member's surviving spouse shall be effective unless in writing and received by the Member's Employer, and in no event shall it be effective as of a date prior to such receipt. The former spouse of a Member shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. As soon as possible after an Employee has become a Member he shall file with the Committee a written designation, in the form prescribed by the Committee, of the Beneficiary to receive benefits payable hereunder upon his death. The Member may at any time change or cancel any such designation on a form prescribed by the Committee. The last such designation received by the Committee shall be controlling over any testamentary or other disposition; provided, however, that no designation or change or cancellation thereof shall be effective prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt. If the Committee shall be in doubt as to the right of any Beneficiary designated by a deceased Member to take the interest of such decedent, the Committee may direct the Trustee to pay the amount in question to the estate of such Member, in which event the Trustee, the Employer, the Committee and any other person in any manner connected with the Plan shall have no further liability in respect of the amount so paid.

         3.9 Qualified Election: The Member's spouse may waive the right to receive the Member's full vested Account balance. The election to waive the Member's full vested Account balance must designate a Beneficiary which may not be changed without spousal consent (or the consent of the spouse must expressly permit designation by the Member without any requirement of further consent of the spouse). A consent that permits designations by the Member without all requirement of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right. The waiver must be in writing and the Member's spouse must acknowledge the effect of the waiver. The spouse's consent to a waiver must be witnessed by a Plan representative or a notary public. The Member may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 3.9 will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Member without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

         3.10 Penreco Employees: Effective September 1, 2001, pursuant to an agreement between the Company and Penreco, Penreco will withdraw as an Employer under the Plan and Penreco employees will no longer be Members of the Plan; provided, however, that a former Penreco Member's service with Penreco subsequent to September 1, 2001, subject to the Break In Service provisions in 3.5, shall be counted as Service under the Plan for purposes of vesting in such former Member's Employer Contribution Account.

         3.11 Qualified Military Service: Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code. Qualified Military Service shall mean any service in the uniformed services, as defined in Chapter 43 of Title 38 of the United States Code, by any individual who is entitled to re-employment rights under such chapter with respect to such service.

                                   ARTICLE IV

                          CONTRIBUTIONS AND FORFEITURES

         4.1 Pre-Tax Contributions: Each eligible Employee who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his salary in whole percentages of not less than 1% and not more than 15% of his Compensation; provided, however, that Pre-Tax Contributions under this
Section 4.1 shall not total more than $10,500 per Plan Year (as adjusted upward by the Secretary of the Treasury to reflect increases in the cost-of-living).

                  Each Member's Pre-Tax Contribution shall be contributed to the Trust Fund by the Employer. Each such election shall be made pursuant to the provisions of Section 3.3 and shall continue in effect during subsequent Plan Years unless the Member shall notify the Committee in the manner hereinafter provided of his election to change or discontinue his Pre-Tax Contribution rate as provided in Section 4.5. Each Member's Pre-Tax Contribution Account shall be fully vested and non-forfeitable at all times.

                  In the event a Member's Pre-Tax Contributions exceed the applicable limit described in the previous sentence, or in the event the Member submits a written claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to amounts deferred by the Member in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss attributable thereto for the Plan Year in which the Excess Deferral occurred shall be returned to the Member by April 15 of the following year. The amount of any Excess Deferrals to be distributed to a Member for a taxable year shall be reduced by excess Pre-Tax Contributions previously recharacterized or distributed pursuant to Article XIII for the Plan Year beginning in such taxable year. The income or loss attributable to the Member's Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's Pre-Tax Contribution Account balance for the Plan Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Member's total Pre-Tax Contribution Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. For these purposes, distribution of an Excess Deferral on or before the 15th day of a calendar month shall be treated as having been made on the last day of the preceding month, and a distribution made thereafter shall be treated as having been made on the first day of the next month. Excess Deferrals shall be treated as Annual Additions under Article V of the Plan.

         4.2 Employer Matching Contributions: For each Plan Year, each Employer shall make a Matching Contribution to the Trust Fund on behalf of its Eligible Members in an amount equal to 100% of the first 6% of the total Pre-Tax Contributions elected or contributed by its Eligible Members during such Plan Year.

                  A contribution shall be deemed to be made on account of a Plan Year if the Board of Directors of the Employer determines the amount of such Contribution by appropriate action and either (i) the Employer claims such amount as a deduction on its Federal income tax return for such Plan Year or (ii) the Employer designates such amount in writing to the Trustee as payment on account of such Plan Year. All Contributions of the Employer shall be paid to the Trustee, and payment shall be made not later than the time prescribed by law for filing the Federal income tax return of the Employer, including any extension which has been granted for the filing of such tax return. The Trustee shall hold all such Employer Matching Contributions subject to the provisions of this Plan and the Trust Agreement, and no part of such Contributions shall be used for, or diverted to, any other purpose.

                  In the case of the reinstatement of any amounts forfeited under Section 7.4 or pursuant to the unclaimed benefit provisions of Section 11.10, the Employer shall also contribute, within a reasonable time after the repayment described in Section 7.4 or after a claim is filed under Section 11.10, a Minimum Contribution in an amount sufficient when added to Forfeitures to reinstate such amounts. All such Employer Matching Contributions shall be transmitted to the Trustee as soon as practicable after such Contributions are made.

         4.3 Employer Matching Contributions and Pre-Tax Contributions to be Tax
Deductible: Employer Matching Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable Federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Matching Contributions and Pre-Tax Contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.

         4.4 Change of Elections and Suspension of Allotments: Any Member may increase or decrease the percentage of his salary designated as Pre-Tax Contributions, but not retroactively or suspend his Pre-Tax Contribution entirely and such change shall be effective as soon as reasonably practicable following receipt of the change of elections. In the case of total suspension of Pre-Tax Contributions, the Employer Matching Contribution will automatically cease. Pre-Tax Contributions which are not made during a period of suspension shall not be made retroactively. All such changes of elections related to contributions in the investments of Accounts shall be made by ARU, internet or through a Plan representative.

         4.5 Delivery to Trustee: Each Employer shall, not less frequently than monthly, pay the Contributions to the Trustee.

         4.6 Application of Funds: The Trustee shall hold or apply the Contributions so received by it subject to the provisions of the Plan; and no part thereof (except as otherwise provided in the Trust Agreement) shall be used for any purpose other than the exclusive use of the Members or their Beneficiaries.

         4.7 Disposition of Forfeitures: In any case in which a Member is not entitled to the full amount in his Employer Contribution Account, the amount to which he is not entitled shall be forfeited, and shall be allocated in the following order:

                  (a) First, such Forfeitures shall be allocated to reinstate any Employer Matching Contribution Accounts of Members who return to Service and are entitled to reinstatement of their Employer Contribution Account in accordance with Section 7.4.

                  (b) Second, such Forfeitures shall be applied to restore any amounts forfeited under the unclaimed benefits provisions of Section 11.10.

                  (c) Third, such Forfeitures shall be applied against the next succeeding Employer Matching Contribution.

         4.8 Rollover Accounts: Any Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1 may file with the Committee a written request that the Trustee accept a Rollover Amount from such Employee provided, however, that such Rollover Amount shall be transferred only in the form of cash. The Committee shall develop such procedures and may require such information from the Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section and of the Code. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a separate Rollover Account. Such account shall at all times be fully vested and non-forfeitable, shall share in the Income of the Trust Fund in accordance with
Section 5.2, but shall not share in Employer Matching Contribution allocations. Upon termination of employment, the total amount of the Rollover Account shall be distributed in accordance with Article VIII. Notwithstanding anything in this Plan to the contrary, no such transfer of a Rollover Amount shall include a transfer of benefits from a defined benefit plan or from a defined contribution plan subject to Code Section 412.

                  Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Member. In all respects, the Rollover Account shall be treated as a regular account under this Plan and shall be subject to the investment directions of the Member and the change thereof as otherwise permitted herein.

         4.9 Prior Plan Accounts: The Committee shall instruct the Trustee to accept a transfer of a Member's Prior Plan Account. Any such transferred assets shall be maintained in the Trust Fund on behalf of the Member as a separate account under this Plan. Any cash dividends or other income paid with respect to the Account shall be reinvested in Pennzoil-Quaker State Company Common Stock. Such Prior Plan Account shall at all times be 100% vested in the Employee or Member, and shall not share in the Income of the Trust Fund in accordance with
Section 5.2 or in Employer Matching Contribution allocations. Subject to such rules and procedures as may be adopted by the Committee and communicated to Members, any Member who has a Prior Plan Account may withdraw all of the vested portion of such account by giving the Committee appropriate timely written notice of such withdrawal. Upon termination of employment, the total amount of the Prior Plan Account shall be distributed in kind in accordance with Article
VIII. The Prior Plan Account shall have two subaccounts, the first to be known as the Prior Plan Employee Account and representing the Prior Plan Member's balance in his Employee Account held under the Prior Plan and transferred to this Plan, and the second to be known as the Prior Plan Employer Account and representing the balance of the Company Account held for such Member under the applicable Prior Plan and transferred to this Plan. As provided under Sections 9.2, 9.3 and 9.4 of the Plan, a Member who has a Prior Plan Account may elect to invest all or any part of such Prior Plan Account in any of the Investment Funds authorized under Section 9.3.

                                    ARTICLE V

                                 MEMBER ACCOUNTS

         5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Trust Fund and in its component Investment Funds of each Member, former Member and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. A Member may have up to five separate accounts, an Employer Contribution Account, a Pre-Tax Contribution Account, an After-Tax Contribution Account, a Prior Plan Account and a Rollover Account. The Prior Plan Account shall have two subaccounts as provided in
Section 4.10 above. Any Member who transfers from one Employer to another Employer, or who is simultaneously employed by two or more Employers, may have individual accounts with each such Employer. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

         5.2 Account Adjustments: Except with respect to Employer Matching Contributions which shall be allocated bi-weekly among Eligible Members, the accounts of Members, former Members and Beneficiaries shall be adjusted daily. Forfeitures which have become available for reallocation shall be applied pursuant to Section 4.7 and Employer Minimum Contributions shall be used solely to reinstate Accounts in accordance with Section 7.4 and to restore Accounts pursuant to Section 11.10 whenever the Forfeitures available for such reinstatement or restoration are insufficient.

         5.3 Limitations on Contributions: Notwithstanding any provision of this Plan to the contrary, the total Annual Additions made to the account of a Member for any Limitation Year (the Plan Year) shall be subject to the following limitations:

         I. Single Defined Contribution Plan

                           1. If an Employer does not maintain any other
                  qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Member's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

                           2. Prior to the determination of the Member's actual
                  Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Member's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Members similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual

                  Compensation shall be reduced by any Excess Amounts carried over from prior years.

                           3. As soon as is administratively feasible after the
                  end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Employee's actual Compensation for such Limitation Year.

                           4. If there is an Excess Amount with respect to a
                  Member for the Limitation Year, there shall first be returned to the Member (i) his After-Tax Contributions attributable to that Limitation Year, and then (ii) his Pre-Tax Contributions attributable to that Limitation Year, to the extent such returned Contributions would reduce the Excess Amount. Then, Excess Amounts will be treated as a forfeiture and shall be applied as a credit to subsequent Employer contributions or reallocated to other Employees to the extent such allocations do not exceed the Maximum Permissible Amount. Any Excess Amounts that cannot be allocated will be held in a suspense account. All amounts in the suspense account must be allocated and reallocated to the Employee's accounts (subject to the limitations of Section 415) in succeeding Limitation Years before any Employer contribution and non-deductible employee contribution which would constitute Annual Additions may be made to the Plan.

                                    If a suspense account is in existence at any
                  time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses.

         II. Two or More Defined Contribution Plans

                           1. If, in addition to this Plan, the Employer
                  maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Member's behalf for a Limitation Year shall not exceed the lesser of:

                                    A. the Maximum Permissible Amount, reduced
                           by the sum of any Annual Additions allocated to the Member's accounts for the same Limitation Year under this Plan and such other defined contribution plans; or

                                    B. any other limitation contained in this
                           Plan.

                           2. Prior to the determination of the Member's actual
                  Compensation for the Limitation Year, the amount referred to in Section 1(A) above, may be determined on the basis of the Member's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Members similarly situated. Any Employer contribution (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                           3. As soon as is administratively feasible after the
                  end of the Limitation Year, the amounts referred to in Section 1(A) above shall be determined on the basis of the Member's actual Compensation for such Limitation Year.

                           4. If a Member's Annual Additions under this Plan and
                  all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

                           5. If an Excess Amount was allocated to a Member on
                  an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                                    A. the total Excess Amount allocated as of
                           such date (including any amount which would have been allocated but for the limitations of Section 415 of the Code); times

                                    B. the ratio of (A) the amount allocated to
                           the Member as of such date under this Plan, divided by (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

                           6. Any Excess Amounts attributed to this Plan shall
                  be disposed of as provided in Section 5.3(I)(4).

         III. Definitions

                           1. Employer: The Company and any other Employer that
                  adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in

                  Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of these sections.

                           2. Excess Amount: The excess of the Member's Annual
                  Additions for the Limitation Year over the Maximum Permissible Amount.

                           3. Limitation Year: A 12 consecutive month period
                  ending on December 31.

                           4. Maximum Permissible Amount: For a Limitation Year,
                  the Maximum Permissible Amount with respect to any Member shall be the lesser of:

                                    A. $30,000 as adjusted by the Secretary of
                           the Treasury or his delegate; or

                                    B. 25% of the Member's Compensation for the
                           Limitation Year.

                                    The Compensation limitation referred to in
                  subparagraph B above shall not apply to:

                                    (i) Any contribution for medical benefits
                  (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition; or

                                    (ii) Any amount otherwise treated as an
                  Annual Addition under Code Section 415(l)(1).

                           5. Compensation: For purposes of determining
                  compliance with the limitations of Code Section 415, Compensation shall mean a Member's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses and excluding the following:

                                    (a) Employer contributions to a plan of a
                  deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an employee to a simplified employee pension plan to the extent such contributions are deductible under Code Section 219(b)(2), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed (however, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation in the year such amounts are included in the gross income of the Employee);

                                    (b) Amounts realized from the exercise of a
                  non-qualified stock option, or when restricted stock (or property) held by an employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                                    (c) amounts realized from the sale, exchange
                  or other disposition of stock acquired under a qualified stock option; and

                                    (d) Other amounts which receive special tax
                  benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a
                  Section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

         For purposes of applying the limitations in this Section, amounts included as compensation are those actually paid or made available to a Member within the Limitation Year. For Limitation Years beginning after December 31, 1999, Compensation shall be limited to $170,000 (as adjusted by the Secretary of the Treasury or his delegate in the manner as permitted under Code Section 415(d)). Notwithstanding anything to the contrary in the definition, Compensation under this shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code, including (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amount which is contributed or deferred by the Employer and is not includable in the gross income of the Employee by reason of Code Section 125, 132 and 457.

                           6. Annual Benefit: A benefit payable annually in the
                  form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

                           7. Annual Additions: With respect to each Limitation
                  Year, the total of the Employer Matching Contributions, Pre-Tax

                  Contributions, After-Tax Contributions, Forfeitures and amounts described in Code Sections 415(l) and 419A(d)(2) which are allocated to a Member's Account.

         5.4 Valuation of Trust Fund: A valuation of the Trust Fund shall be made as of each Valuation Date and on any other date during the Plan Year that the Committee deems a valuation to be advisable. Any such interim valuation shall be exercised on a uniform and non-discriminatory basis. For the purposes of each valuation, the assets of the Trust Fund shall be valued at the respective current market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties constituting the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on a modified cash basis.

         5.5 Recognition of Different Investment Funds: As provided in Article IX, Investment Funds shall be established, and each Member shall direct, within the limitations set forth in Section 9.3, what portion of the balance in his Accounts shall be deposited in each Investment Fund. Consequently, when appropriate, a Member shall have a Pre-Tax Contribution Account, an After-Tax Contribution Account and a Rollover Account in each such Investment Fund and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of the Investment Funds. Because Members have a choice of Investment Funds, any reference in this Plan to a Pre-Tax Contribution Account, an After-Tax Contribution Account or a Rollover Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Member under each Investment Fund.

                                   ARTICLE VI

                              VOLUNTARY WITHDRAWALS

         6.1 Withdrawal from After-Tax Contribution and Rollover Accounts: Each Member of the Plan shall be entitled to withdraw from his After-Tax Contribution Account and Rollover Account (valued as of the Valuation Date next preceding the Member's election), any amount up to but not to exceed the balance of such Account as of such date.

         6.2 Withdrawal from Employer Contribution Account: Each Member who has been a Member of the Plan, for five Years may withdraw up to 100% of the amount in his Employer Contribution Account as of the next preceding Valuation Date, by giving notice (in such form and in such manner as prescribed by the Committee) to the Committee. A withdrawal by a Member from his Employer Contribution Account will be limited to one such withdrawal every five years. Notwithstanding anything herein to the contrary, a withdrawal from any account consisting of employer matching contributions in the Merged Plans shall be subject to the provisions of such Merged Plans.

         6.3 Limitation on Withdrawals: Any provision of Section 6.2 hereof to the contrary notwithstanding, an Employee on suspended status may not make a withdrawal and an Employee must withdraw the entire amount in his After Tax Contribution Account, Prior Plan Employer Accounts and Rollover Account, prior to exercising his right to withdraw from his Employer Contribution Account.

         6.4 Withdrawal from Pre-Tax Contribution Account: Any Member who has attained age 59 1/2 may withdraw all or any part of his Pre-Tax Contributions, plus any earnings thereon, by filing an appropriate request therefor with the Committee. A withdrawal from the Pre-Tax Contribution Account under this Section shall not affect the Member's remaining rights hereunder.

         6.5 Hardship Withdrawals: A Member may at any time file with the Committee an appropriate written request for a hardship withdrawal from his Pre-Tax Contribution Account excluding any Income of the Trust Fund allocated to his Pre-Tax Contribution Account (under the Plan or the Prior Plan) on or after January 1, 1989. The approval or disapproval of such request shall be within the sole discretion of the Committee. A Member must first withdraw any available amount credited to his After Tax Contribution Account, Prior Plan Account, Employer Contribution Account and Rollover Account, if any, in order to be permitted to make a hardship withdrawal from his Pre-Tax Contribution Account and must also have taken all distributions and loans otherwise available under this Plan and all employee plans maintained by the Member's Employer. The Member must certify that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources available to the Member. The amount of the hardship withdrawal shall be limited to that amount which the Committee determines to be required to meet the immediate financial need created by the hardship including anticipated federal and state income taxes and penalties resulting from the distribution. The hardship withdrawal distribution shall be made in cash as soon as practicable after the Member submits the hardship request and the dollar amount withdrawn shall be determined by reference to the Pre-Tax Contribution Account as of the Valuation Date immediately preceding the date of withdrawal. A Member who receives a hardship withdrawal shall be prohibited from making pre-tax contributions and employee contributions to this Plan and any other plan maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for 365 days following the date of distribution. In addition, the dollar limitation on the Pre-Tax Contributions described in Section 4.1 shall be reduced (but not below zero) in the Plan Year following the hardship withdrawal by the amount of Pre-Tax Contributions made by the Member of the Plan Year during which the withdrawal was made. The following standards (or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied by the Committee on a uniform and non-discriminatory basis in determining the existence of such a hardship:

                  (i) To be considered a hardship for purposes of this Section, the event giving rise to the need for funds must relate to financial hardship resulting from:

                           (1) medical expenses (described in Code Section
                  213(d) previously incurred by the Member or the Member's Spouse or dependents (as defined in Code Section 152) or necessary for those persons to obtain medical care (as evidenced by a written estimate thereof);

                           (2) purchase (excluding mortgage payments) of a
                  principal residence for the Member;

                           (3) payment for tuition for the next 12 months of
                  post secondary education for the Member or the Member's spouse, children or dependents (as defined in Code Section
                  152); or

                           (4) the need to prevent the eviction of the Member
                  from his principal residence or foreclosure on the mortgage of the Member's principal residence.

                           A person shall be considered to be dependent on the Member if the Member certifies that he reasonably expects to be entitled to claim that person as a dependent for Federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made.

                  (ii) A financial need shall be considered immediate if it must be satisfied in substantial part within a period of 12 months from the date on which the Member certifies his eligibility for a hardship withdrawal.

         6.6 Loans to Members: A Member who is an Employee and, to the extent not resulting in discrimination prohibited by Section 401(a)(4) of the Code, any other Member or any Beneficiary (including an "alternate payee" within the meaning of Code Section 414(p)(8)) who is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for the exemption set forth in 29 C.F.R. Section 2550.408b-1 to apply to the Plan, (hereinafter "Borrower"), may make application to the Committee to borrow from the Accounts maintained by or for the Borrower in the Trust Fund, and the Committee in its sole discretion may permit such a loan. Any such loan shall be withdrawn from the Borrower's Accounts in the following order: first, from the Rollover Account, if any, second from the Prior Plan Account, if any, third from the After-Tax Account, if any, fourth from the Employer Contribution Account and last from the Pre-Tax Contribution Account. Loans shall be granted in a uniform and nondiscriminatory manner on terms and conditions determined by the Committee which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Committee in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

                  (a) The amount of the loan shall not exceed the lesser of (i) $50,000, or (ii) 50% of the present value of the Borrower's vested Account balance under the Plan. In no event shall a loan of less than $1,000 be made to a Borrower. A Borrower may not have more than one loan outstanding at a time under this Plan and may not refinance an outstanding loan.

                  (b) The loan shall be for a term not to exceed five years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Borrower. A loan for the purchase of a principal residence shall be for a term not to exceed 20 years. The loan shall be evidenced by a note signed by the Borrower. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Committee on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations. Payments by a Borrower who is an Employee receiving compensation from the Employer will be made by means of payroll deduction from the Borrower's compensation. If the Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Committee. A Borrower may repay an outstanding loan in a single lump-sum payment before the scheduled due date for repayment of such loan but may not accelerate the payment of the loan by increasing the amount of the installments.

                  (c) In the event an installment payment is not paid on a scheduled due date, the Committee shall give written notice to the Borrower sent to his last known address. If such installment payment is not made within 90 days thereafter, the Committee may proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Committee deems appropriate. Foreclosures need not be effected until occurrence of a distributable event under the terms of the Plan and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

                  (d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of the Account or as set forth in the applicable procedures and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's Beneficiary before making any payments to the Borrower or to the Beneficiary.

                  (e) Any loan to a Borrower under the Plan shall be adequately secured. Such security shall include a pledge of a portion of the Borrower's right, title and interest in the Trust Fund which shall not exceed 50% of the present value of the Borrower's vested Account balance under the Plan as determined immediately after the loan is extended. Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the Borrower on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan. The borrower may not reduce the Account's value below the value of any outstanding loan balance. Thus, a loan may limit availability of funds for withdrawal.

                  (f) A request by a Borrower for a loan shall be made by ARU, internet or through a Plan representative specifying the amount of the loan. If a Borrower's request for a loan is approved, the Trustee shall make the loan in a lump-sum payment of cash to the Borrower.

                  (g) A loan to a Borrower shall be considered an investment of the separate Account(s) of the Borrower from which the loan is made. All loan repayments shall be reinvested in accordance with such Member's investment election for future contributions as further provided in Section 9.4.

                                   ARTICLE VII

                                MEMBERS' BENEFITS

         7.1 Retirement of Members on or after Retirement Date: Any Member who terminates his Service on or after age 55 shall be vested in and entitled to receive the entire amount of his Account. The "entire amount" in such Member's Account at termination of employment shall include any Pre-Tax Contributions and Employer Matching Contributions to be made at the end of a payroll period. Payment of benefits due under this Section shall be made in accordance with
Section 8.1.

         7.2 Disability of Members: If the Committee shall find and advise the Trustee that Service of a Member has been terminated because of physical or mental disability, which in the judgment of the Committee, based upon advice of competent physicians of their selection, will permanently prevent such Member from resuming his Service with an Employer, such Member shall become entitled to receive the entire amount of his Account. The "entire amount" in such Member's Account shall include any Pre-Tax Contributions and Employer Matching Contributions to be made as of the end of the payroll period in which termination of Service occurs. Payment of benefits due under this Section shall be made in accordance with Section 8.1.

         7.3 Death of Members: In the event of the termination of Service of any Member by death, and after receipt by the Committee of acceptable proof of death, his Beneficiary shall be entitled to receive the entire amount in the Member's Account. The "entire amount" in such Member's Account shall include any Pre-Tax Contributions and Employer Matching Contributions to be made at the end of the payroll period in which the termination of Service occurs. Payment of benefits due under this Section shall be made in one lump sum.

         7.4 Other Termination of Service:

                  (a) Distributions: In the event of termination of Service of any Member for any reason other than retirement on or after age 55, disability or death, a Member shall, subject to the further provisions of this Plan, be entitled to receive the entire amount credited to his After-Tax Contribution Account, Pre-Tax Contribution Account, Rollover Account and Prior Plan Account, plus any of his Pre-Tax Contributions made for the month of termination of Service, but not yet allocated. In addition, if the Member has completed at least five years of Service, he will be eligible to receive 100% of his Employer Contribution Account; provided, however, that a Prior Plan Member of the Jiffy Lube International, Inc. 401(k) Plan and Trust Agreement who has completed three years of Service at the time such Prior Plan Member becomes a Member will be eligible to receive 100% of his Employer Contribution Account as of the completion of such three years of Service. Upon termination of Service by a Member who has not completed the required years of Service described in the preceding sentence, the following schedule will apply:

                Years of Service                          Vested Percent
                ----------------                          --------------
                Less than 2                                       0%
                          2                                      25%
                          3                                      50%
                          4                                      75%
                          6                                     100%

         If a Member terminates Service and, at the time of termination, the present value of the Member's vested benefit is zero, the Member will be deemed to have received a distribution of such vested benefit.

                  (b) Forfeitures: This Section 7.4(b) does not apply to Members who are fully vested at the time of termination of Service.

         If a Member receives an actual or deemed distribution pursuant to this
         Section 7.4 prior to the close of the second Plan Year following the Plan Year in which the Member's Service terminates, the nonvested portion of his Employer Contribution Account shall be treated as a Forfeiture and shall become available for allocation as provided in
         Section 4.8. If a Member who has received a distribution as described in this paragraph thereafter resumes Service under the Plan, he shall be entitled to have the amount of such Forfeiture reinstated to such Account by making a lump-sum cash payment to the Plan equal to the full amount of the prior distribution before the earlier of (i) five years after the first date on which the Member is subsequently reemployed by the Employer or (ii) the conclusion of five consecutive one-year Breaks In Service following the date of distribution.

         If a Member does not receive a distribution of his vested benefit by the close of the second Plan Year following the Plan Year in which his Service terminates, but elects to receive such a distribution before incurring five consecutive one-year Breaks In Service, the nonvested balance in the Member's Employer Contribution Account shall be credited to a suspense account at the time of distribution of the vested benefit. If such a Member is thereafter reemployed prior to incurring five consecutive one-year Breaks In Service, the Member's vested interest in the suspense account, including any gains or losses thereon, at any subsequent relevant time shall be an amount "X" determined by the following formula: X = P(AB + D) - D, where AB is the suspense account balance at the relevant time, P is the vested percentage at the relevant time and D is any amount or amounts previously distributed. If the Member is not reemployed before he has incurred five consecutive one-year Breaks In Service, his suspense account shall be treated as a Forfeiture and shall become available for allocation as described in Section 4.8.

         If a Member does not receive a distribution of his vested benefit before incurring five consecutive one-year Breaks In Service, the nonvested balance in the

         Member's Employer Contribution Account shall then be forfeited and shall become available for allocation as described in Section 4.8.

         7.5 Valuation Dates Determinative of Member's Rights: In the case of any Member whose Service is terminated for any reason, the amount to which such Member or his Beneficiary is entitled upon such termination of Service shall be determined as of the Valuation Date coinciding with or next following his request for a distribution of his Account.

         7.6 Terminated After Change of Control: Notwithstanding the above provisions of this Article VII to the contrary, in the event that any Member's Service terminates for any reason within two years after a Change of Control has occurred, such Member shall be fully vested and shall be entitled to receive 100% of his Employer Contribution Account upon the date of his termination of Service.

         7.7 In-Service Distributions: No distribution or withdrawal of any benefits under the Plan shall be permitted prior to the Member's "separation from service, death or disability" within the meaning of Code Section 401(k) and the regulations thereunder other than a distribution authorized under the Plan upon the occurrence of an event described in, and made in accordance with, Code
Section 401(k)(10), any successor provision of the Code or any interpretation by the IRS of such provisions."

                                  ARTICLE VIII

                               PAYMENT OF BENEFITS

         8.1 Payment of Benefits:

                  (a) Form of Benefits: Upon a Member's entitlement to payment of benefits under Section 7.1, 7.2 or 7.4, he shall file with the Committee his written election on such form or forms, and subject to such conditions, as the Committee shall provide. Except as provided below, payment of a Member's benefits will be made by payment in one lump-sum distribution. The amount which a Member, former Member or Beneficiary is entitled to receive from his After-Tax and/or Pre-Tax Contribution Accounts at any time and from time to time may be paid in cash or in common stock of the Company, or in any combination thereof, provided no discrimination in value results therefrom. The amount which a Member, former Member or Beneficiary is entitled to receive from his Employer Contribution Account at any time and from time to time shall be paid in shares of common stock of the Company unless such Member has elected to receive the vested balance in his Employer Contribution Account in cash.

                  (b) Notwithstanding anything herein to the contrary, a Prior Plan Member who was a participant in the Prior Plan or the Merged Plan listed below and who has a Distribution as provided under Section 8.1(c) that is earlier than the earlier of (i) the 90th day after the date the participant has received a summary of material modifications reflecting the amendment and restatement of the Plan or January 1, 2003 may elect to receive payment of his benefit under one of the following options:

                           (i) Pennzoil-Quaker State Savings Plan: In lieu of
                  receiving a lump-sum distribution as provided in paragraph (a) above, a Prior Plan Member who was a Member in the Pennzoil-Quaker State Savings and Investment Plan may make a written request to the Committee to apply the total amount of the assets transferred to the Plan as of the Effective Date to the purchase of an annuity contract. Any such annuity contract shall be distributed provided under Section 8.1(c). An annuity contract distributed hereunder shall be purchased from an insurance company or other corporation approved by the Committee and shall be a single premium, immediate or deferred annuity contract providing a pension for the Member with payments guaranteed for a period certain, such period not to exceed the actuarially estimated life expectancy of the Member. Any request by a Member to receive a distribution in the form of an annuity contract must be received by, or mailed to, the Committee at least 30 days prior to the payment date specified in Section 8.1(c); otherwise, payment will be made in a lump sum. Any annuity contract distributed by the Trustee pursuant to the provisions of this Plan shall bear on the face thereof the designation "Not Transferable," and such annuity contract shall expressly provide that this contract may not be sold, assigned, discounted or pledged as collateral for a loan as or as security for the performance of an obligation or for any other purpose or to any person other than this Company.

                           (ii) Pennzoil-Quaker State Corporation Thrift and
                  Stock Purchase Plan: In lieu of receiving a lump-sum distribution as provided in paragraph (a) above, a Prior Plan Member who was a Member in the Pennzoil-Quaker State Thrift and Stock Purchase Plan (the "Thrift Plan") may elect to receive his benefits, with respect to assets transferred to the Plan on the Effective Date, under one of the options provided below, which options are further described in the Thrift Plan:

                           1. Those Members who maintain an account transferred
                  to the Thrift Plan from the Soc/West Profit-Sharing Plan may elect to receive his benefits in one of the following forms:

                                    A. installment payments for a period not
                           exceeding the joint life expectancy of the Member and his or her designated beneficiary.

                                    B. single life annuity.

                                    C. single life annuity with a term certain
                           of form 5 to 20 years, as designated by the Member.

                                    D. joint and survivor annuity with survivor
                           percentages of 50% or 100%, as designated by the Member.

                           2. Those Members who maintain an account transferred
                  to the Thrift Plan from the Tye Distributing Company, Inc. Profit-Sharing Plan may elect to receive his benefits in one of the following forms:

                                    A. an annuity over the life of the Member.

                                    B. an annuity for the life of the Member and
                           his or her Beneficiary with survivor annuity percentages of 50% or 100%, as designated by the Member.

                                    C. installments over a period certain not
                           extending beyond the life expectancy of the Member.

                                    D. installments over a period certain not
                           extending beyond the joint and last survivor expectancy of the Member and his or her Beneficiary.

                           3. Those Members who maintain an account transferred
                  to the Thrift Plan from the Blue Coral, Inc. Retirement Savings Plan may elect to receive his benefits in one of the following forms:

                                    A. monthly installment payments for a period
                           of years as designated by the Member, not exceeding the life expectancy of the Member or of the Member and his or her beneficiary.

                                    B. a joint and survivor annuity with the
                           following optional forms of annuity distributions:
                           (1) single life annuity; (2) a joint and 66% survivor annuity with installment refund payable; (3) a joint and 100% survivor annuity with installment refund payable; (4) or a single life annuity with five, ten or fifteen years of guaranteed monthly payments.

                           (iii) In lieu of receiving a lump-sum distribution as
                  provided in paragraph (a) above, a Prior Plan Member who was a Member in the Medo Industries, Inc. Profit Sharing and 401(k) Plan (the "Medo Plan") may elect to receive his benefits, with respect to assets transferred to the Plan on the Effective Date, under one of the options provided below, which options are further described in the Medo Plan including the requirements regarding spousal consent to permit an election other than a qualified joint and survivor annuity:

                           1. an annuity over the life of the Member.

                           2. a qualified joint and survivor annuity with the Member's spouse as the Beneficiary.

                           3. an annuity over the life of the Member and his or her Beneficiary.

                           4. an annuity for a period certain not extending beyond the life of the Member.

                           5. an annuity for a period certain not extending beyond the joint and last survivor expectancy of the Member and his or her Beneficiary.

                  (c) Timing of Benefits: The day following the date of the Member's termination of Service is the earliest date that payment of his benefits may commence and is herein referred to as such Member's "Distribution Date." Payment of a Member's benefits shall be made or commence as soon as practicable after his Distribution Date, subject to the Member's election to defer receipt thereof, but in any event must be made or commence prior to the expiration of 60 days after the Annual Valuation Date of the Plan Year within which such Member's Retirement Date occurs.

                           If the amount to which a terminated Member is entitled is not more than $5,000, such amount shall be paid to the Member as soon as practicable after his Distribution Date; if such amount is in excess of $5,000, the distribution shall be made only if the Member so consents. If such consent is withheld, distribution of the amount to which the terminated Member is entitled shall be made to such Member within 90 days after the end of the Plan Year in which occurs the earlier of the Member's death or his attainment of age 70. If a Member's termination of Service occurs after his attainment of age 70, distribution shall be made within 90 days after the end of the Plan Year in which termination occurs. If such consent is withheld and the distribution of a Member's Account is delayed as provided immediately above, the amount to which such Member is otherwise entitled shall be segregated by the Trustee and deposited in an interest bearing account for ultimate distribution pursuant to the above provisions of this
         Section 8.1. Distribution of a Member's Account shall commence not later than the April 1 following the latter of (i) the calendar year in which the Member attains 70 1/2 or (ii) the calendar year in which the Member's employment terminates provided, however, that clause (ii) of this sentence shall not apply in the case of a Member who is a "five-percent owner" (as such term is defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Member attains age 70 1/2.

                  (d) Direct Rollovers: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 8.1(c), a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution greater than $200 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For the purposes of this section the following definitions shall apply:

                           (i) "Eligible Rollover Distribution" shall mean any
                  distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specific period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and a hardship withdrawal under Section 6.5 hereof.

                           (ii) "Eligible Retirement Plan" shall mean an
                  individual retirement account described in section 408(a) of the Code, an individual retirement annuity Plan described in section 408(b) of the Code, an annuity plan described in
                  section 403(a) of the code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                           (iii) "Distributee" shall mean a Member or former
                  Member of the Plan. In addition, the Member's or Member's surviving spouse and the Member's or former Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the code, are Distributees with regard to the interest of the spouse or former spouse.

                           (iv) "Direct Rollover" shall mean a payment by the
                  Plan to the Eligible Retirement Plan specified by the Distributee.

         8.2 Presenting Claims for Benefits: Any Member or the Beneficiary of any deceased Member may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Committee shall determine whether or not the Member or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the claimant of its findings.

                  If a claim is wholly or partially denied, the Committee shall so notify the claimant within 90 days after receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the claimant and shall contain the following:

                           (i) the specific reason or reasons for the denial;

                           (ii) specific reference to the pertinent Plan
                  provisions on which the denial is based;

                           (iii) a description of any additional material or
                  information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                           (iv) an explanation of the claims review procedure
                  set forth in Section 8.3 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 8.3.

         8.3 Claims Review Procedure: If an application filed by a Member or Beneficiary under Section 8.2 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written application filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 8.2, to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the applicant may wish to present. Within 60 days after receipt of any such request for review, the Committee shall reconsider the application for the benefit in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant or his designated representative a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than 60 days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such 60-day period may be extended to the extent necessary, but in no event beyond the expiration of one hundred 120 days after receipt by the Committee of such request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

         8.4 Disputed Benefits: If any dispute still exists between a Member or a Beneficiary and the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Member or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

                                   ARTICLE IX

                                TRUST AGREEMENT;
                     INVESTMENT FUNDS; INVESTMENT DIRECTIONS

         9.1 Trust Agreement: The Company has entered into a Trust Agreement governing the administration of the Trust established as of January 1, 2001, under which UMB Bank, N.A. serves as Trustee, and the provisions of which are herein incorporated by reference as fully as if set out herein.

         9.2 Investment Funds: The Trustee shall divide the Trust Fund into the Company Stock Fund, the Newmont Mining Corporation Stock Fund, the Devon Stock Fund and such additional Investment Funds which shall be selected and reviewed from time to time by the Investment Committee. Each member's assets held in the Devon Stock Fund and the Newmont Mining Corporation Stock Fund shall be further divided into two subaccounts as provided under Section 4.10. Any cash dividends or other income paid with respect to the Devon Fund and the Newmont Mining Corporation Fund shall be reinvested in Pennzoil-Quaker State Company Stock. A Member who has a Devon or a Newmont Mining Corporation Account may elect to invest all or any part of such Accounts in any of the Investment Funds authorized herein. Subject to such rules and procedures as may be adopted by the Committee and communicated to Members, any Member who has a Devon or Newmont Mining Corporation Employer Account may withdraw all of such vested account by giving the Committee appropriate timely written notice of such withdrawal. Notwithstanding the foregoing, Matching Contributions on behalf of each Member who is employed by Penreco shall be invested, during the Member' employment by Penreco, proportionately among those Investment Funds selected by the Member for the investment of such Member's After-Tax and Pre-Tax Contribution Account.

                  Contributions shall be paid into the Fund or Funds, pursuant to the directions of the Members given in accordance with the provisions of Sections 9.3 and 9.4 as certified to the Trustee by the Committee. Except as otherwise provided herein, interest, dividends and other income and all profits and gains produced by each such Investment Fund shall be paid into such Investment Fund, and such interest, dividends and other income or profits and gains, without distinction between principal and income, may be invested and reinvested but only in the property hereinabove specified for the particular Investment Fund. As allowed in the exception provided in Section 407 of ERISA, amounts in excess of 10% of the assets in the Trust Fund may be invested in Company Stock. Notwithstanding any provision in this Section to the contrary, the Committee may direct the Trustee to invest (i) Pre-Tax, or Employer Matching Contributions in short-term fixed income investments which are acceptable to the Trustee or in the suspense account to be maintained in each Investment Fund during the period from the date of any such Contribution until the next Valuation Date or (ii) all or any portion of the Trust Fund attributable to any terminated or retired Member or attributable to any Member who is expected to retire or to terminate his Service within one year, in one or more fixed income investments which are acceptable to the Trustee. The fixed income investments authorized by this Section shall include, but not be limited to, certificates of deposit, savings accounts, or United States Treasury bills or notes.

         9.3 Investment Directions of Members: Each Member may invest his After-Tax and Pre-Tax Contribution Accounts, his Prior Plan Account and his Rollover Account in increments of 1% in such Investment Funds as selected by the Investment Committee.

                  In the event a Member fails to direct the manner of investing his Accounts as provided herein, such Account shall be invested in the JP Morgan Diversified Fund. All Employer Matching Contributions on behalf of each Member shall be invested solely in shares of the common stock of the Company to be held in the Company Stock Fund.

                  Each Member may direct that all or a part of his vested Employer Contribution Account consisting of full shares of common stock of the Company be liquidated and the proceeds invested among the various Investment Funds as provided in this Section 9.3.

         9.4 Change of Investment Directions: Each Member may by ARU, internet or through a Plan representative, in the manner prescribed by the Committee and subject to any restrictions or conditions which may be established by the Committee, direct the investment of his future and/or transfer of his existing After-Tax, Pre-Tax, Employer Contributions or Rollover Account and the transfer of assets in his Prior Plan Account, among the various Investment Funds in a minimum increment of 1%.

         9.5 Benefits Paid Solely from Trust Fund:

         9.6 Committee Directions to Trustee: The Trustee shall make only such distributions and payments out of the Trust Fund as may be directed by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any distributions and payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent certificates and checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

         9.7 Authority to Designate Investment Manager: The Investment Committee may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Trust Fund in accordance with the terms of the Trust Agreement and ERISA.

                                    ARTICLE X

                    ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
                          SEPARATION OF THE TRUST FUND;
                     AMENDMENT AND TERMINATION OF THE PLAN;
                DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

         10.1 Adoptive Instrument: Any corporation or other organization with employees, now in existence or hereafter formed or acquired which is not already an Employer under this Plan and which is otherwise legally eligible, may, with the approval of the Company by action of the Board of Directors, adopt and become an Employer under this Plan by executing and delivering to the Company and the Trustee an adoptive instrument specifying the classification of its Employees who are to be eligible to participate in the Plan and by agreeing to be bound as an Employer by all the terms of the Plan with respect to its eligible Employees. The adoptive instrument may contain such changes and variations in the terms of the Plan as may be acceptable to the Company. Any such approved organizations which shall adopt this Plan shall designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for such Employer and its Members in the same manner in which the Committee may act for the Company and its Members hereunder. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become, as to such adopting Employer and its Employees, a part of this Plan. The Company may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

                  Notwithstanding the above provisions of this Section or any other provision of this Plan to the contrary, any employee or Member who becomes an employee (pursuant to transfer or otherwise) of a subsidiary of a participating Employer the outstanding common stock of which is at least 80% owned by said participating Employer (or owned by a new subsidiary owned by a participating Employer) will be eligible to participate in the Plan provided any such employee or Member is paid through a payroll office located in the United States and otherwise meets the eligibility requirements of the Plan. It shall not be necessary for any such first-tier or second-tier subsidiary of a participating Employer to formally adopt the Plan, such adoption to be deemed automatic if this provision becomes operative unless (after due notice) the board of directors or other appropriate governing authority of such subsidiary shall direct otherwise within one year of the effective date of such adoption.

         10.2 Separation of the Trust Fund: A separation of the Trust Fund as to the interest therein of the Members of any particular Employer may be made by an Employer at any time. In such event, the Trustee shall set apart that portion of the Trust Fund which shall be allocated to such Members pursuant to a valuation and allocation of the Trust Fund made in accordance with the procedures set forth in Sections 5.2 and 5.4, but as of the date when such separation of the Trust Fund shall be effective. Such portion may in the Trustee's discretion be set apart in cash or in kind out of the properties of the Trust Fund. That portion of the Trust Fund so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust

Agreement as a separate trust agreement with the Trustee. Such Employer may in such event designate a new trustee of its selection to act as trustee under such separate trust agreement. Such Employer shall thereupon be deemed to have adopted the Plan as its own separate plan, and shall subsequently have all such powers of amendment or modification of such plan as are reserved herein to the Company.

         10.3 Voluntary Separation: If any Employer shall desire to separate its interest in the Trust Fund, it may request such a separation in a notice in writing to the Company and the Trustee. Such separation shall then be made as of any specified date after service of such notice, and such separation shall be accomplished in the manner set forth in Section 10.2.

         10.4 Amendment of the Plan: The Company shall have the right to amend or modify this Plan and (with the consent of the Trustee) the Trust Agreement at any time and from time to time to any extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board of Directors and executed by the Company. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries. No such amendment shall decrease the Account of any Member or shall decrease any Member's vested interest in his Account. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Member or his Beneficiary under the Plan.

                  No amendment shall directly or indirectly reduce a Member's nonforfeitable vested percentage in his benefits under Section 7.4 unless each Member having not less than three (3) years of Service is permitted to elect to have his non-forfeitable vested percentage in his benefits under Section 7.4 computed under the provisions of Section 7.4 without regard to the amendment. Such election shall be available during an election period which shall begin on the date such amendment is adopted and shall end on the latest of (i) the date sixty (60) days after such amendment is adopted, (ii) the date sixty (60) days after such amendment is effected, or (iii) the date sixty (60) days after such Member is issued written notice of the amendment by the Administrative Committee or the Employer.

         10.5 Acceptance or Rejection of Amendment by Employers: The Company shall promptly deliver to each other Employer any amendment to this Plan or the Trust Agreement. Each such Employer will be deemed to have consented to such amendment unless it notifies the Company and the Trustee in writing within 30 days after receipt of the amendment that it does not consent thereto, and requests a separation of its interest in the Trust Fund in accordance with the provisions of Section 10.2, as of the first day of the month following such written notification to the Company and the Trustee.

         10.6 Termination of the Plan: A termination of the Plan as to any particular Employer (and only as to any such particular Employer) shall occur under the following circumstances:

                  (a) The Plan may be terminated by the delivery to the Trustee of an instrument in writing approved and authorized by the board of directors of such Employer. In such event, termination of the Plan shall be effective as of any subsequent date specified in such instrument.

                  (b) Except as otherwise provided in Section 10.10, the Plan shall terminate effective at the expiration of 60 days following the merger into another corporation or dissolution of any Employer, or following any final legal adjudication of any Employer as a bankrupt or an insolvent, unless within such time a successor organization approved by the Company shall deliver to the Trustee a written instrument certifying that such organization has (i) become the Employer of more than 50% of those Employees of such Employer who are then Members under this Plan and (ii) adopted the Plan as to its Employees. In any such event the interest in the Plan of any Member whose employment may not be continued by the successor shall be fully vested as of the date of termination of his Service, and shall be payable in cash or in kind within 6 months from the date of termination of his Service.

                  (c) In the event of termination of the Plan as herein provided, any amounts attributable to a Member's Pre-Tax Contributions may not be distributed earlier than upon one of the following events:

                           (i) The Member's retirement, death, disability or
                  separation from Service;

                           (ii) The termination of the Plan without
                  establishment or maintenance of another defined contribution Plan (other than an ESOP or SEP);

                           (iii) The Member's attainment of age 59 1/2, or the
                  Member's hardship;

                           (iv) The sale or other disposition by an Employer to
                  an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and

                           (v) The sale or other disposition by an Employer of
                  its interest in a subsidiary to an unrelated entity but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

                           A distribution may be made pursuant to the provisions of paragraphs (iv) and (v) of this Section 10.6(c) only if the Employer continues to maintain the plan after the disposition. A distribution may be made pursuant to paragraphs (ii), (iv) and (v) of this Section 10.6(c) only if the distribution is a lump-sum distribution.

         10.7 Liquidation and Distribution of Trust Fund Upon Termination: In the event a complete or partial termination of the Plan in respect of any Employer shall occur, a separation of the Trust Fund in respect of the affected Members of such Employer shall be made as of the effective date of such termination of the Plan in accordance with the procedure set forth in Section
10.2. Following separation of the Trust Fund in respect of the Members of any Employer as to whom the Plan has been terminated, the assets and properties of the Trust Fund so set apart, other than common stock of the Company, shall be reduced to cash as soon as may be expeditious under the circumstances. Any administrative costs or expenses incurred incident to the final liquidation of such separate trust funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust Fund. Following such partial reduction of such Trust Fund to cash, the Accounts of the Members shall then be valued as provided in Sections
5.2 and 5.4 and shall be fully vested, whereupon each such Member shall become entitled to receive the entire amount in his Account in cash and/or common stock of Pennzoil Company, as directed by the Committee. The terminating Employer shall promptly advise the appropriate District Director of the Internal Revenue Service of such complete or partial termination. Any distribution due to the termination of the Plan will be made in accordance with the requirements of Code Sections 401(a)(11), 411(d)(6) and 417.

         10.8 Effect of Termination or Discontinuance of Contributions: If any Employer shall terminate or partially terminate the Plan as to its Employees, then all amounts credited to the Accounts of the Members of such Employer with respect to whom the Plan has terminated shall become fully vested and non-forfeitable. If any Employer shall completely discontinue its Contributions to the Trust Fund or suspend its Contributions to the Trust Fund under such circumstances as to constitute a complete discontinuance of Contributions within the meaning of Section 1.401-6(c) of the regulations under the Code, then all amounts credited to the Accounts of the Members of such Employer shall become fully vested and non-forfeitable, and throughout any such period of discontinuance of Contributions by an Employer all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.

         10.9 Merger of Plan with Another Plan: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund applicable to such Members shall be transferred to the other trust fund only if:

                  (a) Each Member would (if either this Plan or the other Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

                  (b) Resolutions of the board of directors of the Employer under this Plan, or of any new or successor employer of the affected Members, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's Plan; and

                  (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

         10.10 Consolidation or Merger with Another Employer: Notwithstanding any provision of this Article X to the contrary, upon the consolidation or merger of two or more Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust of the Employers involved, and their shares of the Trust Fund shall, subject to the provisions of Section 10.9, be merged and thereafter be allocable to the surviving Employer or organization for its Members and their Beneficiaries.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

         11.2 Controlling Law: Subject to the provisions of ERISA, this Plan shall be construed, regulated and administered under the laws of the State of Texas.

         11.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

         11.4 Non-Alienation of Benefits: Except as otherwise provided below and with respect to certain judgments and settlements pursuant to Section 401(a)(13) of the Code, no benefit which shall be payable out of the Trust Fund to any person (including a Member or beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change, and any attempt to anticipate, alienate, sell, transfer assign, pledge, encumber or charge the same shall be voided and no such benefit shall in any manner be liable for, or subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to the extent as may be required by law.

                  This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Committee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Member shall be treated as the spouse or surviving spouse for all purposes of the Plan. If, from and after April 1, 1990, the Committee receives a qualified domestic relations order with respect to a Member, the Committee may authorize the immediate distribution of the amount assigned to the Member's former spouse pursuant to such order, to the extent vested and permitted by law, from the Member's Accounts.

         11.5 Payments in Satisfaction of Claims of Members: Any payment or distribution to any Member or his legal representative or any Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

         11.6 Payments Due Minors and Incompetents: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due such person to be made to another for the benefit of such minor or incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. To the extent permitted by ERISA, payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

         11.7 Impossibility of Diversion of Trust Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Members or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever directly or indirectly revert to any Employer.

         11.8 Evidence Furnished Conclusive: The Employer, the Committee and any person involved in the administration of the Plan or management of the Trust Fund shall be entitled to reply upon any certification, statement or representation made or evidence furnished by a Member or Beneficiary with respect to facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation or evidence, upon being duly made or furnished, shall be conclusively binding upon such Member or Beneficiary but not upon the Employer or the Committee or any other person involved in the administration of the Plan or management of the Trust Fund. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation or evidence or to relieve the Member or Beneficiary from the duty of submitting satisfactory proof of such fact.

         11.9 Copy Available to Members: A copy of the Plan, and of any and all future amendments thereto, shall be provided to the Committee and shall be available to Members and, in the event of the death of a Member, to his Beneficiary, for inspection at the offices of his Employer during the regular office hours of the Employer.

         11.10 Unclaimed Benefits: If at, after or during the time when a benefit hereunder is payable to any Member, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Member, Beneficiary or other distributee at his last known address a written demand for his then address or for satisfactory evidence of his continued life, or both, and if such Member, Beneficiary or distributee shall fail to furnish the same to the Committee within two years from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Member, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the date of the last payment made thereon, or on the date such Member, Beneficiary or distributee first became entitled to receive benefit payments, whichever is later; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Member, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made out of the Forfeitures for the Plan Year during which such claim was filed with the Committee (as provided in Section 4.8); and, if Forfeitures for the Plan Year are insufficient to reinstate such amounts, the Employer shall make the Minimum Contribution required under Section 4.2 hereof.

         11.11 Headings for Convenience Only: The headings and subheadings herein are inserted for convenience of reference only and are not to be used in construing this instrument or any provision thereof.

         11.12 Successors and Assigns: This agreement shall bind and inure to the benefit of the successors and assigns of the Employers.

                                   ARTICLE XII

                           TOP-HEAVY PLAN REQUIREMENTS

         12.1 General Rule: For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 12.8, despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Article XII.

         12.2 Vesting Provisions: Each Member who has completed an Hour of Service after the Plan becomes top-heavy and while the Plan is top-heavy and who has completed the Vesting Service specified in the following table shall be vested in his account under this Plan at least as rapidly as is provided in the following schedule; except that the vesting provision set forth in Section 7.4 shall be used at any time in which it provides for more rapid vesting:


                Years of Service                               Vested Percent
                ----------------                               --------------
                Less than 2 years                                       0%
                2 but less than 3 years                                25%
                3 but less than 4 years                                40%
                4 but less than 5 years                                60%
                5 but less than 6 years                                80%
                6 years or more                                       100%

If an account becomes vested by reason of the application of the preceding schedule, it may not thereafter be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which employer contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top-heavy, the preceding schedule shall continue to apply with respect to any Member who had at least three years of service (as defined in Treasury Regulation Section 1.411(a)-8T(b)(3)) as of the close of the last year that the Plan was top-heavy. For all other Members, the vested percentage provided in the preceding schedule prior to the date the Plan ceases to be top-heavy shall not be reduced.

         12.3 Minimum Contribution Percentage: Each Member who is (i) a Non-Key Employee, as defined in Section 12.8 and (ii) employed on the last day of the Plan Year will be entitled to have contributions and forfeitures (if applicable) allocated to his account of not less than 3% (the "Minimum Contribution Percentage") of the Member's Compensation. This minimum allocation percentage shall be provided without taking pre-tax contributions into account. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including forfeitures if applicable) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the contributions

(including forfeitures if applicable) made for such Key Employee by his total compensation (as defined in Section 415 of the Code) not in excess of $170,000 for the Plan Year. Such amount will be adjusted in the same manner as the amount set forth in Section 12.4 below.

                  Contributions considered under the first paragraph of this
Section 12.3 will include Employer contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 12.8 below), but will not include Employer contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

                  Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

         12.4 Limitation on Compensation: The annual compensation of a Member taken into account under this Article XII and under Article I for purposes of computing benefits under this Plan shall not exceed $170,000. From and after January 1, 1994, the annual Compensation of a Member taken into account under this Article XII shall not exceed $170,000, or such other amount as determined by the Secretary of the Treasury or his delegate. Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

         12.5 Coordination With Other Plans: In the event that another defined contribution or defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of Members in this Plan, such other plan shall be treated as a part of this Plan pursuant to principles prescribed by applicable U.S. Treasury Regulations or IRS rulings to determine whether this Plan satisfies the requirements of Sections 12.3, 12.4 and 12.5 and to avoid inappropriate omissions or inappropriate duplication. If a Member is covered both by a top-heavy defined benefit plan and a top-heavy defined contribution plan, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum. Such determination shall be made upon the advice of counsel by the Committee which shall, if necessary, cause benefits or contributions to be made sufficient.

         12.6 Distributions to Certain Key Employees: Notwithstanding any other provision of this Plan to the contrary, the entire interest in this Plan of each Member who is a 5% owner (as described in Section 416(i)(1)(A) of the Code determined with respect to the Plan Year ending in the calendar year in which such individual attains age 70 1/2) shall be distributed to such Member not later than the first day of April following the calendar year in which such individual attains age 70 1/2.

         12.7 Determination of Top-Heavy Status: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan (determined as of the Valuation Date) for Members (including former Members) who are Key Employees exceeds 60% of the aggregate of the accounts of all Members, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.

                  For purposes of this Section, the capitalized words have the following meanings:

                  (a) Aggregation Group means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

                           (i) Each plan of a Considered Company in which a Key
                  Employee is a participant in the Plan Year containing the Determination Date, or any of the four preceding Plan Years; and

                           (ii) Each other plan, including collectively
                  bargained plans, of a Considered Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code.

                           The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

                  (c) "Key Employee" means any Employee or former Employee under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

                           (i) An officer of a Considered Company having an
                  annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                                    (A) 50 employees; or

                                    (B) 10% of the employees or, if greater than
                           10%, 3 employees.

                           For this purpose, the highest paid officers shall be selected.

                           (ii) One of the ten Employees owning (or considered
                  as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) the largest interests in the Considered Company. An employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other employees own a greater interest than that employee. However, an employee will not be considered a top 10 owner for a Plan Year if the employee earns less than the maximum dollar limitation on annual additions to a Member's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

                           (iii) Any person who owns (or is considered as
                  owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than 5% of the outstanding stock of a Considered Company or stock possessing more than 5% of the combined voting power of all stock of the Considered Company.

                           (iv) Any person who has an annual compensation from
                  the Considered Company of more than $170,000 and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than 1% of the outstanding stock of the Considered Company or stock possessing more than 1% of the total combined voting power of all stock of the Considered Company. For purposes of this subsection, compensation means all items includable as compensation for purpose of applying the limitations on annual additions to a Member's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

         For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (iii) and
         (iv), each Considered

         Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

                  (d) "Non-Key Employee" means any employee (and any Beneficiary of an employee) who is not a Key Employee.

                  (e) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

         In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

                  (f) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan or account balance). The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                  (g) In determining the present value of the cumulative accrued benefit (for this purpose using the actuarial assumptions set forth in the applicable pension plan) or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

                  (h) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                           (i) If the rollover contribution (or similar
                  transfer) is initiated by the employee and made to or from a plan maintained by another Considered Company, the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account unless the plan accepted it before December 31, 1983.

                           (ii) If the rollover contribution (or similar
                  transfer) is not initiated by the employee or made from a plan maintained by another Considered Company, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

                  (i) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision shall apply following the end of such period of time. (j) "Valuation Date" means for purposes for determining the present value of an accrued benefit as of the Determination Date the date determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. For the first plan year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination Date or (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q.&A. T-25 of Treasury Regulations Section 1.416-1.

                  (k) For purposes of this Article, "Compensation" shall have the meaning given to it in Section 5.3(IV)(5) of the Plan.

                                  ARTICLE XIII

                            TESTING OF CONTRIBUTIONS

         13.1 Definitions: For purposes of this Article XIII, the capitalized words have the following meanings:

                  (a) "After-Tax Contributions" shall mean the amounts contributed to the Trust Fund pursuant to Section 4.3.

                  (b) "Compensation" shall mean the Employee's total Compensation, as defined in Section 414(s) of the Code, for services rendered to an Employer during the Plan Year, including the Employee's Pre-Tax Contributions for the Plan Year and any amounts not currently included in the Employee's gross income by reason of the application of
         Section 125 of the Code. Such Compensation shall be limited to $170,000 (as adjusted by the Secretary of the Treasury or his delegate).

                  (c) "Employer Matching Contributions" shall mean the amounts contributed to the Trust Fund by the Employer pursuant to Section 4.2.

                  (d) "Highly Compensated Employee" shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under
         Section 414(q) of the Code, including any Employee and any employee of an Affiliate who:

                           (i) was a 5% owner during the current Plan Year or
                  prior Plan Year; or

                           (ii) received Compensation during the Plan Year (as
                  defined in Section 5.3(IV)(5) in excess of $85,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate and, if elected by the Employer, was in the "top-paid group" (the top 20% of payroll) for the Plan Year, excluding Employees described in Code Section 414(p)(8).

                           In determining an Employee's status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Treasury Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer.

                           A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service, or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55.

                  (e) "Pre-Tax Contributions" shall mean the amounts contributed to the Trust Fund out of a Member's Compensation pursuant to Section 4.1.

                  (f) "Qualified Matching Contributions" shall mean Employer Matching Contributions which are allocated to eligible Members within a Plan Year in which the Plan failed to satisfy the Actual Deferral Percentage Limits set forth in Section 13.3, which satisfy the nonforfeitability and distribution requirements for elective contributions when they are contributed to the Plan in accordance with Treasury Regulation 1.401(k)-1(g)(13)(iii), which satisfy the requirements of Treasury Regulation 1.401(k)-1(b)(5) and which may be used in the determination of Actual Deferral Percentages to help in satisfying the limits of Section 13.3. Qualified Matching Contributions which are used in applying the Actual Deferral Percentage test may not be used in applying the Contribution Percentage test.

         13.2 Actual Deferral Percentage: The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (a) The amount of Pre-Tax Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year which relate to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election), over

                  (b) The Employee's Compensation for such Plan Year.

                           To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Actual Deferral Percentage all or part of the Qualified Matching Contributions made under this Plan or any other Plan of the Employer.

                           The individual ratios and Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee's Compensation. An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Code Regulation Section 1.401(k)-1(g)(4). The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions and receives no Supplemental Contributions is zero.

         The Plan uses the Actual Deferred Percentage for Members who are Highly Compensated Employees and non-Highly Compensated Employees for the prior Plan Year in performing the nondiscrimination testing required under this Section for the current Plan Year.

         13.3 Actual Deferral Percentage Limits: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

                  (a) The Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 1.25; or

                  (b) The lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times
         2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                           The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 13.3 are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(k) the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 13.3 are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purpose of Code Section 401(a)(4) or 410(b) (other than Code
         Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

                           An eligible Employee for purposes of computing the actual deferral percentage is defined in Regulation Section 1.401(k)-1(g)(4).

         13.4 Reduction of Pre-Tax Contribution Rates by Leveling Method: If on the basis of the Pre-Tax Contribution rates elected by Members for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 13.3 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Member who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 13.3. The reductions in Pre-Tax Contribution rates shall be made in a manner so that the Actual Deferral Percentage of the affected Members who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Members who elected the next to the highest Actual Deferral Percentage as provided in
Section 13.6. If



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further overall reductions are required to achieve compliance with (a) or (b) of
Section 13.3, both of the above-described groups of Members will be lowered as provided in Section 13.6 to the level of Members with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions in Pre-Tax Contribution rates have occurred to achieve compliance with (a) or (b) of
Section 13.3. The Committee may, in accordance with such uniform rules and procedures as it may in its discretion prescribe, permit a Member whose Pre-Tax Contributions are reduced under this paragraph, to elect to recharacterize a like amount as After-Tax Contributions. Notwithstanding the foregoing, however, recharacterized Pre-Tax Contributions shall, for all other purposes of this Plan except this Article XIII, continue to be treated as Pre-Tax Contributions and not as After-Tax Contributions. The Committee may also allow the Member to make an election to reduce his Pre-Tax Contribution rate for the remainder of any Plan Year in which the Committee determines, based on the Pre-Tax Contribution rates elected by Members, that neither of the tests contained in Section 13.3 will be satisfied, and to receive a distribution as of the end of the Plan Year of any such excess Pre-Tax Contributions.

         13.5 Increase in Pre-Tax Contribution Rates: If a Member's Pre-Tax Contribution rate is reduced below the level necessary to satisfy either (a) or
(b) of Section 13.3 for the Plan Year, such Member may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section
13.3. Such an increase in the Pre-Tax Contribution rate shall be made by Members on a uniform and non-discriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

         13.6 Excess Pre-Tax Contributions: As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 13.3 were satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Members who are among the Highly Compensated Employees shall be recharacterized or distributed and shall be considered as taxable income to such Members in the manner provided below based on the amount of Pre-Tax Contributions. Any amounts recharacterized as After-Tax Contributions shall be transferred to the comparable After-Tax Contribution Accounts of such Members as of the end of such Plan Year; provided, however, that such recharacterized amounts shall continue to be treated as Pre-Tax Contributions for all other purposes of the Plan. If the excess Pre-Tax Contributions are not recharacterized, such excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, shall be distributed to the affected Members as of the end of such Plan Year. Such income shall include the allocable gain or loss for the Plan Year.

                  The amount of any excess Pre-Tax Contributions to be recharacterized or distributed to a Member shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.1 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions shall be returned to the Members or recharacterized as After-Tax Contributions no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Member who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Member may defer under (a) or (b) of Section 13.3 and then reducing the Actual Deferral Percentage of some or all of such



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

Members through the distribution of such excess Pre-Tax Contributions of such Members, on the basis of the amount of Pre-Tax Contributions of such Members, as necessary to reduce the overall Actual Deferral Percentage for eligible Members who are among the Highly Compensated Employees to a level which satisfies either
(a) or (b) of Section 13.3, according to the following procedures:

                  (a) The Pre-Tax Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of Pre-Tax Contributions shall be reduced to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee or Employees with the next highest dollar amount of Pre-Tax Contributions;

                  (b) The reduction amount determined in the preceding sentence shall be distributed to the Highly Compensated Employee or Employees who had the highest dollar amount of Pre-Tax Contributions prior to such reduction; and

                  (c) The procedures in clauses (a) and (b) above shall be repeated until the total excess Pre-Tax Contributions are distributed and compliance is achieved under (a) or (b) of Section 13.3 hereof.

                  If these distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Section 401(k)(3) of the Code. The above procedures are used for purposes of recharacterizing excess Pre-Tax Contributions under Section 401(k)(8)(A)(ii) of the Code. For purposes of
Section 401(m)(9) of the Code, if a corrective distribution of excess Pre-Tax Contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code.

                  The income or loss attributable to the Member's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's Pre-Tax Contributions Account for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contributions and the denominator of which is the Member's Pre-Tax Contributions Account. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section
5.3 of the Plan.

         13.7 Contribution Percentage: The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (a) The total of the Employer Matching Contributions and the After-Tax Contributions (the "Aggregate Contributions") paid under the Plan on behalf of each Employee for such Plan Year which are made on account of the Employee's Contributions for the Plan Year, are allocated to the Employee's Employer Contribution Account during such Plan Year and are paid to the Trust no later than the end of the next following Plan Year, to



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

                  (b) The Employee's Compensation for such Plan Year.

                  To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Contribution Percentage, pre-tax contributions made under this Plan or any other plan of the Employer. A Member's Contribution Percentage shall be determined after determining the Member's Excess Deferrals, if any, pursuant to Section 4.1, and after determining the Member's excess Pre-Tax Contributions pursuant to
Section 13.6.

         13.8 Contribution Percentage Limits: The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

                  (a) The Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25; or

                  (b) The lesser of (i) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 2.0 or (ii) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after tax contributions under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

                  In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 401(b), then the Contribution Percentage shall be determined as if all such plans were a single plan. If two or more plans are permissively aggregated for the purposes of Code Section 410(b) (other than the average benefit percentage test) then the Contribution Percentage shall be determined as if all such plans were a single plan.

The Plan uses the Contribution Percentage for Members who are Highly Compensated Employees and non-Highly Compensated Employees for the prior Plan Year in performing the nondiscrimination testing requirements under this Section for the current Plan Year.

         13.9 Treatment of Excess Aggregate Contributions: If neither of the tests described in (a) or (b) of Section 13.8 are satisfied, the excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions were made. Such income shall include the allocable gain or loss for the Plan Year. The income or loss attributable to the Member's excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's



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

Employer Contribution Account and After-Tax Contribution Account for the Plan year by a fraction, the numerator of which is the excess Aggregate Contribution, and the denominator of which is the Member's total Employer Contribution Account and After-Tax Contribution Account balance. Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

                  The excess Aggregate Contributions, if any, of each Member who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 13.8 and then reducing the Contribution Percentage of some or all of such Members whose contribution Percentage exceeds the maximum through the distribution or forfeiture of the excess Aggregate Contributions, on the basis of the amount of such excess contributions attributable to such Members, as necessary to reduce the overall Contribution Percentage for eligible Members who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of
Section 13.8 as necessary according to the following procedures:

                  (a) The Aggregate Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of such contributions shall be reduced to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee or Employees with the next highest dollar amount of such contributions;

                  (b) The reduction amount determined in the preceding sentence shall be forfeited by or, if not forfeitable, distributed to the Highly Compensated Employee or Employees who had the highest dollar amount of Aggregate Contributions prior to such reduction; and

                  (c) The procedures in clauses (a) and (b) above shall be repeated until the total excess Aggregate Contributions are forfeited and/or distributed and compliance is achieved under (a) or (b) of
         Section 13.9 hereof.

                  If these forfeitures and/or distributions are made, the Contribution Percentage is treated as meeting the nondiscrimination test of
Section 401(m)(2) of the Code regardless of whether the Contribution Percentage, if recalculated after such forfeitures and/or distributions would satisfy
Section 401(m)(2) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess Aggregate Contributions has been made, the Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount under Section 401(m)(2) of the Code.

                  For each Member who is a Highly Compensated Employee, the amount of excess Aggregate Contributions is equal to the total Employer Matching Contributions and the After-Tax Contributions on behalf of the Member (determined prior to the application of this paragraph) minus the amount determined by multiplying the Member's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest 1/100 of 1% of the Employee's Compensation.



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

Notwithstanding anything in this Plan to the contrary, any Employer Matching Contributions attributable to a Member's Pre-Tax or After-Tax Contributions which are distributed to a Member pursuant to the requirements of the Article XIII, will be forfeited.

         13.10 Multiple Use of Alternative Limitation: The rules set forth in Code Section 1.401(m)-2(b) for determination of multiple use of the alternative methods of compliance with respect to Sections 13.3(b) and 13.8(b) are hereby incorporated into the Plan. If a multiple use of the alternative limitation occurs with respect to two or more plans or arrangements maintained by an Employer it shall be treated as an excess Aggregate Contribution and must be corrected by reducing the actual contribution ratio of Highly Compensated Employees eligible both to make elective contributions to receive matching contributions under the 401(k) arrangement or to make contributions under the 401(m) plan. Such reduction shall be by the leveling process set forth in
Section 13.9.

                  IN WITNESS WHEREOF, Pennzoil-Quaker State Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this 12th day of September, 2001, but effective as of January 1, 2001.

                                       PENNZOIL-QUAKER STATE COMPANY


                                       By /s/ RAYMOND T. FISCHER
                                         ---------------------------------------
                                         Raymond T. Fischer
                                         Agent and Attorney-in-Fact

ATTEST:

/s/ LINDA F. CONDIT
-----------------------------
Secretary

[SEAL]



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